                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 29, 1997
                 ---------------------------------------------

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                          U.S. OFFICE PRODUCTS COMPANY
                 ---------------------------------------------

              (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            ------------------------

                            (STATE OF INCORPORATION)

                                    0-25372
                            ------------------------

                             (COMMISSION FILE NO.)

                                   52-1906050
                            ------------------------

                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

   1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST, WASHINGTON, D.C. 20007
      -------------------------------------------------------------------

              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (202) 339-6700
                            ------------------------

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5--OTHER INFORMATION

    From its founding through January 25, 1997, the Company has completed 138 acquisitions. Most recently, these acquisitions included three businesses in the computer and telecommunications network services markets; one business in the software and management information systems market for the office products industry; two businesses in the forms management market; one business in the corporate travel services market; and one business which is an office products wholesaler.

    The following financial statements related to the Company and to certain of the acquisitions described above are included as part of this report:

        (a) Supplemental financial statements of U.S. Office Products Company as of April 30, 1996 and 1995 and October 26, 1996 (unaudited) and for each of the three fiscal years in the period ended April 30, 1996, and the six months ended October 26, 1996 (unaudited) and October 31, 1995 (unaudited).

        (b) Unaudited pro forma financial information as of October 26, 1996 and for the years ended April 30, 1996, 1995, and 1994 and for the six months ended October 26, 1996 and October 31, 1995.

        (c) Financial Statements of Whitcoulls Group Limited as of June 30, 1996 and 1995 and for the years then ended.

        (d) Financial Statements of SFI Corp. as of December 31, 1995 and for the year then ended and as of September 30, 1996 (unaudited) and for the nine months ended September 30, 1996 and 1995 (unaudited).

        (e) Financial Statements of Hano Document Printers, Inc. as of December 31, 1995 and for the year then ended and as of September 30, 1996 (unaudited) and for the nine months ended September 30, 1996 and 1995 (unaudited).

ITEM 7--FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c) Exhibits

        (i) Consent of Price Waterhouse LLP

        (ii) Consent of Deloitte Touche Tohmatsu

        (iii) Consent of KPMG Peat Marwick LLP

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the accompanying supplemental consolidated balance sheet and the related supplemental consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of School Specialty, Inc., The Re-Print Corporation, SFI Corp. and Hano Document Printers, Inc. (wholly owned subsidiaries) which statements reflect total assets of approximately $70.7 million at December 31, 1994 and total revenues of $252.3 million, $194.4 million and $85.9 million for the years ended December 31, 1995, 1994 and 1993, respectively. We also did not audit the financial statements of Bay State Computer Group, Inc. and Fortran Corp. (wholly owned subsidiaries) which statements reflect total assets of approximately $20.5 million at March 31, 1995 and total revenues of $83.9 million, $64.0 million and $37.5 million for the years ended March 31, 1996, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for School Specialty, Inc., The Re-Print Corporation, SFI Corp., Hano Document Printers, Inc., Bay State Computer Group and Fortran Corp. is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

    As described in Note 1, on January 24, 1997 the Company completed acquisitions accounted for as pooling-of-interests. The accompanying supplemental consolidated financial statements give retroactive effect to the mergers.

Price Waterhouse LLP
Minneapolis, Minnesota
May 31, 1996, except as to the third paragraph of Note 4 which is as of October 26, 1996,
Note 15, which is as of July 10, 1996 and
Note 1, which is as of January 24, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
School Specialty, Inc.

    We have audited the accompanying balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 2, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Re-Print Corporation
Birmingham, Alabama

    We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for three years ended December 31, 1995, 1994, and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows generally accepted accounting principles.

BDO SEIDMAN, LLP

Atlanta, Georgia
February 8, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
SFI Corp.:

    We have audited the balance sheet of SFI Corp. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Hano Document Printers, Inc.:

    We have audited the balance sheet of Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hano Document Printers, Inc., as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
SFI Corp. and Hano Document Printers, Inc.:

    We have audited the combined balance sheet of SFI Corp. and Hano Document Printers, Inc. (collectively referred to as the "Companies") as of December 31, 1994, and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, which are not included herein. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. and Hano Document Printers, Inc., as of December 31, 1994 and the results of their operations and cash flows for each of the years in the two-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                          INDEPENDENT AUDITORS' REPORT

Bay State Computer Group, Inc.
Boston, Massachusetts

    We have audited the balance sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for three years ended March 31, 1996, 1995, and 1994 (none of which are presented herein separately). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay State Computer Group, Inc. at March 31, 1996 and 1995, and the results of its operations and its cash flows for three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

Parent, McLaughin & Nangle

May 23, 1996, except for Note N
as to which the date is October 14, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Fortran Corp.
Newington, Virginia

    We have audited the balance sheet of Fortran Corp. as of March 31, 1996 and 1995, and the related statements of earnings, changes in stockholders' equity, and cash flows for three years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortran Corp. at March 31, 1996 and 1995, and the results of its operations and its cash flows for three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

Rubin, Koehmstedt & Nadler, PLC

June 7, 1996, except for Note 9,
as to which the date is October 24, 1996

                          U.S. OFFICE PRODUCTS COMPANY

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   APRIL 30,
                                                                             ----------------------
                                                                                1995        1996
                                                                             ----------  ----------  OCTOBER 26,
                                                                                                         1996
                                                                                                     ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents................................................  $   19,425  $  175,390  $     51,446
  Accounts receivable, less allowance for doubtful accounts of $1,301,
    $4,018 and $6,672, respectively........................................     122,605     187,928       312,240
  Lease receivables........................................................                  24,808        29,865
  Inventories..............................................................      63,056     120,622       232,676
  Prepaid expenses and other current assets................................       6,670      27,146        39,420
                                                                             ----------  ----------  ------------
      Total current assets.................................................     211,756     535,894       665,647
Property and equipment, net................................................      40,617      81,514       188,978
Intangible assets, net.....................................................      27,154     143,040       541,422
Lease receivables..........................................................                  47,005        46,379
Other assets...............................................................       5,620      18,974        36,533
                                                                             ----------  ----------  ------------
      Total assets.........................................................  $  285,147  $  826,427  $  1,478,959
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt..........................................................  $   62,156  $  129,709  $    237,624
  Accounts payable.........................................................      60,727     105,893       165,894
  Accrued compensation.....................................................      10,342      16,382        34,174
  Other accrued liabilities................................................      15,619      29,091       100,383
                                                                             ----------  ----------  ------------
      Total current liabilities............................................     148,844     281,075       538,075
Long-term debt.............................................................      32,696     188,250       390,345
Deferred income taxes......................................................       4,357       7,056         7,824
Other long-term liabilities................................................       1,617       1,703         3,123
                                                                             ----------  ----------  ------------
      Total liabilities....................................................     187,514     478,084       939,367
                                                                             ----------  ----------  ------------
Commitments and contingencies
Minority interest..........................................................                   6,024         4,672
Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares authorized, none
    outstanding Preferred stock of a pooled company........................       1,000
  Common stock, $.001 par value 500,000,000 shares authorized, 26,568,288,
    41,812,480 and 48,117,248 shares issued and outstanding,
    respectively...........................................................          27          42            48
  Additional paid-in capital...............................................      50,855     298,255       467,822
  Cumulative translation adjustment........................................        (193)        358         4,988
  Retained earnings........................................................      45,215      43,664        62,062
                                                                             ----------  ----------  ------------
      Total stockholders' equity...........................................      96,904     342,319       534,920
                                                                             ----------  ----------  ------------
      Total liabilities and stockholders' equity...........................  $  285,147  $  826,427  $  1,478,959
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

   See accompanying notes to supplemental consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               FOR THE SIX
                                                                                              MONTHS ENDED
                                                  FOR THE FISCAL YEAR ENDED APRIL 30,   -------------------------
                                                  ------------------------------------  OCTOBER 31,  OCTOBER 26,
                                                     1994        1995         1996         1995          1996
                                                  ----------  ----------  ------------  -----------  ------------
                                                                                               (UNAUDITED)
Revenues........................................  $  597,511  $  798,709  $  1,251,462   $ 535,875   $  1,057,946
Cost of revenues................................     427,308     586,989       918,293     397,302        759,321
                                                  ----------  ----------  ------------  -----------  ------------
      Gross profit..............................     170,203     211,720       333,169     138,573        298,625
Selling, general and administrative expenses....     151,979     181,845       282,596     118,998        242,893
Nonrecurring acquisition costs..................                                 8,057       5,192          5,727
Discontinuation of printing division at
 subsidiary.....................................                                   682
                                                  ----------  ----------  ------------  -----------  ------------
  Operating income..............................      18,224      29,875        41,834      14,383         50,005
Other (income) expense:
  Interest expense..............................       4,943       7,108        14,543       5,249         19,350
  Interest income...............................        (405)       (682)       (3,750)       (662)        (5,382)
  Foreign currency gain.........................                                                           (3,420)
  Other.........................................      (1,154)     (1,122)       (1,110)       (645)          (698)
                                                  ----------  ----------  ------------  -----------  ------------
Income before provision for income taxes and
 extraordinary item.............................      14,840      24,571        32,151      10,441         40,155
Provision for income taxes......................       2,095       3,184         6,859         596         14,153
                                                  ----------  ----------  ------------  -----------  ------------
Income before extraordinary item................      12,745      21,387        25,292       9,845         26,002
Extraordinary item--loss on early termination of
 credit facility, net of income tax benefit.....                                                              612
                                                  ----------  ----------  ------------  -----------  ------------
  Net income....................................  $   12,745  $   21,387  $     25,292   $   9,845   $     25,390
                                                  ----------  ----------  ------------  -----------  ------------
                                                  ----------  ----------  ------------  -----------  ------------
Weighted average common shares outstanding......                                34,208      30,585         46,041
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Net income per share:
  Income before extraordinary item..............                          $        .74   $     .32   $        .56
  Extraordinary item............................                                                             (.01)
                                                                          ------------  -----------  ------------
  Net income per share..........................                          $        .74   $     .32   $        .55
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
  Unaudited pro forma net income
    (see Note 9)................................  $    8,945  $   14,916  $     17,087   $   5,736   $     21,890
                                                  ----------  ----------  ------------  -----------  ------------
                                                  ----------  ----------  ------------  -----------  ------------
Unaudited pro forma net income per share:
  Pro forma income before extraordinary item....                          $        .50   $     .19   $        .49
  Extraordinary item............................                                                             (.01)
                                                                          ------------  -----------  ------------
  Pro forma net income per share................                          $        .50   $     .19   $        .48
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------

   See accompanying notes to supplemental consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

          SUPPLEMENTAL CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                   AND THE SIX MONTHS ENDED OCTOBER 31, 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           PREFERRED STOCK            COMMON STOCK       ADDITIONAL    CUMULATIVE
                                       ------------------------  ----------------------    PAID-IN     TRANSLATION    RETAINED
                                         SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL     ADJUSTMENT     EARNINGS
                                       -----------  -----------  ---------  -----------  -----------  -------------  -----------
Balance at April 30, 1993............           1    $   1,000   18,064,225  $      18       18,503     $    (400)    $  31,755
Transactions of Combined Companies:
  Dividends..........................                                                                                      (115)
  Purchase of treasury stock
Adjustment to conform fiscal
 year-ends of certain Combined
 Companies...........................                                                                                       273
Other................................                                                           512                        (950)
Dividends of certain Pooled
 Companies...........................                                                                                    (6,785)
Net income...........................                                                                                    12,745
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1994............           1        1,000   18,064,225         18       19,015          (400)       36,923
Transactions of Combined Companies:
  Issuance of common stock...........                                                           251
  Capital contributed by principal
    stockholder......................                                                         1,814
  Dividends..........................                                                                                      (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products.............                              800,000           1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686......                            3,737,500           4       32,686
  Issuance of common stock to the
    stockholders of the Combined
    Companies........................                            3,078,000           3           (3)
  Distributions to the stockholders
    of the Combined Companies........                                                                                   (11,300)
  Issuance of common stock in
    acquisition......................                              875,000           1        8,749
  Adjustment to conform the year-ends
    of certain Pooled Companies......                                                                                     2,235
  Adjustment to stockholders' equity
    accounts to reflect the
    Mergers..........................                                                       (12,597)                      5,035
  Cumulative translation
    adjustment.......................                                                                         207
  Conversion of warrants to equity of
    certain Pooled Companies.........                               13,563                      201
  Issuance of stock by certain Pooled
    Companies........................                                                           739
  Dividends of certain Pooled
    Companies........................                                                                                    (8,843)
Net income...........................                                                                                    21,387
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1995............           1        1,000   26,568,288         27       50,855          (193)       45,215


                                        TREASURY      TOTAL
                                          STOCK      EQUITY
                                       -----------  ---------
Balance at April 30, 1993............   $  (5,048)  $  45,828
Transactions of Combined Companies:
  Dividends..........................                    (115)
  Purchase of treasury stock               (2,514)     (2,514)
Adjustment to conform fiscal
 year-ends of certain Combined
 Companies...........................                     273
Other................................                    (438)
Dividends of certain Pooled
 Companies...........................                  (6,785)
Net income...........................                  12,745

                                       -----------  ---------
Balance at April 30, 1994............      (7,562)     48,994
Transactions of Combined Companies:
  Issuance of common stock...........                     251
  Capital contributed by principal
    stockholder......................                   1,814
  Dividends..........................                    (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products.............                       1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686......                  32,690
  Issuance of common stock to the
    stockholders of the Combined
    Companies........................
  Distributions to the stockholders
    of the Combined Companies........                 (11,300)
  Issuance of common stock in
    acquisition......................                   8,750
  Adjustment to conform the year-ends
    of certain Pooled Companies......                   2,235
  Adjustment to stockholders' equity
    accounts to reflect the
    Mergers..........................       7,562
  Cumulative translation
    adjustment.......................                     207
  Conversion of warrants to equity of
    certain Pooled Companies.........                     201
  Issuance of stock by certain Pooled
    Companies........................                     739
  Dividends of certain Pooled
    Companies........................                  (8,843)
Net income...........................                  21,387

                                       -----------  ---------
Balance at April 30, 1995............                  96,904

                          U.S. OFFICE PRODUCTS COMPANY

          SUPPLEMENTAL CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

             AND THE SIX MONTHS ENDED OCTOBER 26, 1996 (CONTINUED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           PREFERRED STOCK            COMMON STOCK       ADDITIONAL    CUMULATIVE
                                       ------------------------  ----------------------    PAID-IN     TRANSLATION    RETAINED
                                         SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL     ADJUSTMENT     EARNINGS
                                       -----------  -----------  ---------  -----------  -----------  -------------  -----------
Balance at April 30, 1995............           1    $   1,000   26,568,288  $      27    $  50,855     $    (193)    $  45,215
  Issuance of warrants by Pooled
    Companies........................                              473,750                      672
  Exercise of warrants by Pooled
    Companies........................                              178,865                      784
  Options issued by Pooled
    Companies........................                                                           296
  Issuance of common stock in the
    second public offering, net of
    offering expenses of $3,902......                            4,025,000           4       53,450
  Issuance of common stock in the
    third public offering, net of
    offering expenses of $7,594......                            5,543,045           6      121,277
  Issuance of common stock in
    acquisitions.....................                            3,885,349           4       60,363
  Issuance of common stock for stock
    options exercised, including tax
    benefits.........................                               63,350                    1,023
  Issuance of common stock to repay
    indebtedness.....................                              419,408                    3,855
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                                                                                    (2,660)
  Capital contribution by former
    shareholders of pooled company...                                                         1,154
  Conversion of Pooled Company
    preferred stock upon
    acquisition......................          (1)      (1,000)                  1,000
  Issuance of stock by certain Pooled
    Companies........................                               91,000                    2,164
  Dividends of certain Pooled
    Companies........................                              564,425           1        1,362                     (24,183)
  Cumulative translation
    adjustment.......................                                                                         551
  Net income.........................                                                                                    25,292
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1996............                            41,812,480         42      298,255           358        43,664
  Issuance of common stock in
    acquisitions.....................                            4,327,781           4      120,202
  Issuance of common stock...........                            1,250,000           1       38,112
  Exercise of stock options..........                              152,327                      780
  Exercise of stock warrants.........                              166,750                    1,200
  Retirement of treasury stock.......                               68,205                       34                         (34)
  Capital contribution by former
    shareholders of Pooled
    Companies........................                              168,854           1        5,878
  Issuance of common stock for stock
    options exercised, including tax
    benefit..........................                               77,541                    1,633
  Issuance of common stock for
    employee stock purchase plan, net
    of expenses of $25...............                               93,310                    1,728
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                                                                                       183
  Dividends of certain Pooled
    Companies........................                                                                                    (7,141)
  Cumulative translation
    adjustment.......................                                                                       4,630
  Net income.........................                                                                                    25,390
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
Balance at October 26, 1996
 (unaudited).........................                $           48,117,248  $      48    $ 467,822     $   4,988     $  62,062
                                               --
                                               --
                                                    -----------  ---------         ---   -----------       ------    -----------
                                                    -----------  ---------         ---   -----------       ------    -----------


                                        TREASURY      TOTAL
                                          STOCK      EQUITY
                                       -----------  ---------
Balance at April 30, 1995............               $  96,904
  Issuance of warrants by Pooled
    Companies........................                     672
  Exercise of warrants by Pooled
    Companies........................                     784
  Options issued by Pooled
    Companies........................                     296
  Issuance of common stock in the
    second public offering, net of
    offering expenses of $3,902......                  53,454
  Issuance of common stock in the
    third public offering, net of
    offering expenses of $7,594......                 121,283
  Issuance of common stock in
    acquisitions.....................                  60,367
  Issuance of common stock for stock
    options exercised, including tax
    benefits.........................                   1,023
  Issuance of common stock to repay
    indebtedness.....................                   3,855
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                  (2,660)
  Capital contribution by former
    shareholders of pooled company...                   1,154
  Conversion of Pooled Company
    preferred stock upon
    acquisition......................
  Issuance of stock by certain Pooled
    Companies........................                   2,164
  Dividends of certain Pooled
    Companies........................                 (22,820)
  Cumulative translation
    adjustment.......................                     551
  Net income.........................                  25,292

                                       -----------  ---------
Balance at April 30, 1996............                 342,319
  Issuance of common stock in
    acquisitions.....................                 120,206
  Issuance of common stock...........                  38,113
  Exercise of stock options..........                     780
  Exercise of stock warrants.........                   1,200
  Retirement of treasury stock.......
  Capital contribution by former
    shareholders of Pooled
    Companies........................                   5,879
  Issuance of common stock for stock
    options exercised, including tax
    benefit..........................                   1,633
  Issuance of common stock for
    employee stock purchase plan, net
    of expenses of $25...............                   1,728
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                     183
  Dividends of certain Pooled
    Companies........................                  (7,141)
  Cumulative translation
    adjustment.......................                   4,630
  Net income.........................                  25,390

                                       -----------  ---------
Balance at October 26, 1996
 (unaudited).........................   $           $ 534,920

                                       -----------  ---------
                                       -----------  ---------

   See accompanying notes to supplemental consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                  FOR THE SIX
                                                           FOR THE FISCAL YEAR ENDED APRIL        MONTHS ENDED
                                                                         30,                ------------------------
                                                           -------------------------------  OCTOBER 31,  OCTOBER 26,
                                                             1994       1995       1996        1995         1996
                                                           ---------  ---------  ---------  -----------  -----------
                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................  $  12,745  $  21,387  $  25,292   $   9,845    $  25,390
  Adjustment to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization expense................      8,614     10,410     14,461       5,275       14,603
    Deferred income taxes................................       (165)       (51)      (264)        156        3,553
    Write-off of deferred compensation...................                                                    (1,501)
    Foreign currency gain................................                                                    (3,420)
    Changes in assets and liabilities (net of assets
      acquired and liabilities assumed in business
      combinations):
      Accounts receivable................................     (9,964)   (27,300)    (3,774)    (14,550)     (55,743)
      Lease receivables..................................                          (17,705)                  (1,394)
      Inventory..........................................     (2,615)    (1,397)       209      (7,420)      (2,783)
      Prepaid expenses and other current assets..........     (2,464)    (1,243)    (9,653)     (5,615)       1,519
      Accounts payable...................................      4,305      7,603      3,221      14,515      (10,018)
      Accrued liabilities................................      1,625      5,453      5,482         512       (8,573)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash provided by (used in) operating
          activities.....................................     12,081     14,862     17,269       2,718      (38,367)
                                                           ---------  ---------  ---------  -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment....................     (7,199)    (7,864)   (16,858)     (4,788)     (11,401)
  Cash used in acquisitions..............................               (18,099)   (95,574)    (43,406)    (273,704)
  Investment in affiliate................................                           (5,603)
  Deposits...............................................        (74)       (77)      (256)     (3,239)      (9,007)
  Other..................................................       (688)       274       (509)        216        1,309
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash used in investing activities............     (7,961)   (25,766)  (118,800)    (51,217)    (292,803)
                                                           ---------  ---------  ---------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...............      8,568      6,198    156,916       6,576      225,131
  Payments of long-term debt.............................     (6,801)    (8,107)   (20,450)     (6,546)    (145,471)
  Proceeds (payments) of short-term debt.................      1,504      3,859    (38,105)      3,565       89,188
  Proceeds from issuance of common stock.................                33,454    176,287      53,454       38,113
  Proceeds from exercise of stock options and warrants...                              597                    2,937
  Proceeds from issuance of common stock in employee
    stock purchase plan..................................                                                     1,728
  Contributions of capital by stockholders of Pooled
    Companies............................................                 2,557                  1,848        1,802
  Payments to stockholders of combined companies.........        (27)   (11,330)       (42)
  Adjustments to conform fiscal year-ends of certain
    Pooled Companies.....................................        230        601     (1,015)        (72)         184
  Payments of dividends..................................     (7,179)    (8,741)   (16,506)     (9,658)      (7,035)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash provided by (used in) financing
          activities.....................................     (3,705)    18,491    257,682      49,167      206,577
                                                           ---------  ---------  ---------  -----------  -----------
Effect of exchange rates on cash and cash equivalents....        237       (180)      (186)        (11)         649
Net increase (decrease) in cash and cash equivalents.....        652      7,407    155,965         657     (123,944)
Cash and cash equivalents at beginning of period.........     11,366     12,018     19,425      19,425      175,390
                                                           ---------  ---------  ---------  -----------  -----------
Cash and cash equivalents at end of period...............  $  12,018  $  19,425  $ 175,390   $  20,082    $  51,446
                                                           ---------  ---------  ---------  -----------  -----------
                                                           ---------  ---------  ---------  -----------  -----------

                          U.S. OFFICE PRODUCTS COMPANY

                             (DOLLARS IN THOUSANDS)

                                                                                                       FOR THE SIX
                                                                     FOR THE FISCAL YEAR               MONTHS ENDED
                                                                       ENDED APRIL 30,          --------------------------
                                                               -------------------------------   OCTOBER 31,   OCTOBER 26,
                                                                 1994       1995       1996         1995          1996
                                                               ---------  ---------  ---------  -------------  -----------
                                                                                                       (UNAUDITED)
Supplemental disclosures of cash flow information:
  Interest paid..............................................  $   8,236  $  11,361  $  12,854    $   3,294     $  12,311
  Income taxes paid..........................................  $   3,234  $   3,463  $   8,524    $   1,921     $  10,000

    The Company issued common stock, notes payable and cash in connection with certain business combinations in fiscal years ended April 30, 1994, 1995 and 1996.The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                   FOR THE SIX
                                                                  FOR THE FISCAL YEAR              MONTHS ENDED
                                                                    ENDED APRIL 30,          ------------------------
                                                            -------------------------------  OCTOBER 31,  OCTOBER 26,
                                                              1994       1995       1996        1995         1996
                                                            ---------  ---------  ---------  -----------  -----------
                                                                                                   (UNAUDITED)
  Accounts receivable.....................................  $  --      $  23,462  $  72,231   $  23,576    $  66,509
  Inventories.............................................                20,074     51,425      17,309      107,086
  Prepaid expenses and other current assets...............                 1,779      8,914       3,845       12,111
  Property and equipment..................................                 5,459     34,978      17,105      102,244
  Intangible assets.......................................                21,079    118,422      45,451      398,932
  Lease receivables.......................................                           55,095                      870
  Other assets............................................                   339      1,257         872        3,732
  Short-term debt.........................................               (15,038)  (105,814)    (16,425)      (8,783)
  Accounts payable........................................               (15,627)   (38,357)    (14,384)     (73,042)
  Accrued liabilities.....................................                (4,958)   (16,244)     (3,485)     (99,158)
  Long-term debt..........................................                (6,283)   (17,949)     (7,708)    (114,649)
  Deferred income taxes...................................                           (1,635)
  Other long-term liabilities.............................                  (437)      (247)       (825)      (1,942)
  Minority interest.......................................                           (5,349)
                                                            ---------  ---------  ---------  -----------  -----------
  Net assets acquired.....................................  $  --      $  29,849  $ 156,727   $  65,331    $ 393,910
                                                            ---------  ---------  ---------  -----------  -----------
                                                            ---------  ---------  ---------  -----------  -----------

    The acquisitions were funded as follows:

  Common stock............................................  $  --      $   8,750  $  60,367   $  21,925    $ 120,206
  Notes payable...........................................                 3,000        786
  Cash....................................................                18,099     95,574      43,406      273,704
                                                            ---------  ---------  ---------  -----------  -----------
                                                            $  --      $  29,849  $ 156,727   $  65,331    $ 393,910
                                                            ---------  ---------  ---------  -----------  -----------
                                                            ---------  ---------  ---------  -----------  -----------

Noncash transactions:

    - During fiscal 1996, one Pooled Company converted $1,385 of notes payable to common stock.

    - During fiscal 1996, the Company issued 194,447 shares of common stock to repay $2,470 of indebtedness.

    - During fiscal 1996, the Company recorded additional paid-in capital of approximately $483 related to the tax benefit on stock options exercised.

    - During fiscal 1994, one Combined Company issued $1,800 of debt in exchange for nonvoting shares of common stock.

   See accompanying notes to supplemental consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1-- BUSINESS COMBINATION ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS
        METHOD

    Effective January 24, 1997, the Company issued 2,419,000 shares of common stock to acquire certain companies in acquisitions accounted for under the pooling-of-interests method. Accordingly, the accompanying supplemental consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented.

NOTE 2--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" and the "Company") was founded in October 1994 with the goal of creating a world-wide office products supplier, primarily to corporate, commercial and industrial customers.

    Concurrent with the closing of its initial public offering (the "IPO") in February 1995, the Company acquired four companies for a combination of its common stock and cash which are referred to herein as the "Combined Companies" and acquired two companies in business combinations accounted for under the purchase method. The six companies are referred to as the "Founding Companies."

    Simultaneously with the closing of the IPO, U.S. Office Products acquired by merger each of the Combined Companies (the "Mergers"). The accompanying consolidated financial statements and related notes to consolidated financial statements are representative of what the financial position, results of operations and cash flows would have been if U.S. Office Products and the Combined Companies had been combined on May 1, 1993. The assets and liabilities of the Combined Companies are reflected at their historical amounts. Capital stock of the Combined Companies is included in additional paid-in capital. The Combined Companies previously reported on fiscal years ending other than April
30. Commencing on May 1, 1994, the fiscal year-ends were changed to April 30 which resulted in an adjustment to retained earnings during fiscal 1994 of $273 which resulted from revenues of $8,983 and expenses of $8,710.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1994," "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended April 30, 1994, 1995 and 1996, respectively.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests a portion of its cash in highly rated corporate commercial paper with original maturities of 30 days or less and in overnight investments collateralized by U.S. government securities. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

    INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of product held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 5 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases are being amortized over the lesser of their useful lives or their lease terms.

    INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's majority owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure to foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 30, 1996, the Exchange Contracts, in the notional amount of $4,616, hedge approximately $5,292 of foreign currency denominated assets. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's majority owned foreign subsidiary has also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. The market risks associated with these Swap Agreements result from short-term fluctuations in interest rates. The credit risks related to non-performance of the Swap Agreements by the counterparties are not deemed to be significant; however, non-performance would result in the Company terminating the Swap Agreements and recognizing a gain or loss, depending on the fair market value of the Swap Agreements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

    - The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value;

    - The fair value of the 5 1/2% Convertible Subordinated Notes due 2001 is based on quoted market prices;

    - The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to being acquired by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of foreign subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings.

    REVENUE RECOGNITION

    Revenue is recognized upon the delivery of office products to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to the short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included as an increase to cost of revenues.

    NONRECURRING ACQUISITION COSTS

    Nonrecurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

    DISCONTINUATION OF PRINTING DIVISION AT SUBSIDIARY

    During fiscal 1996, the Company discontinued the printing division at one of its subsidiaries and incurred a one time charge of $682, which consisted primarily of the writedown of printing division assets to their estimated market value.

    NET INCOME PER SHARE

    Net income per share for fiscal 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive.

    Net income per share for fiscal 1995 and fiscal 1994 has not been presented as it is not considered meaningful due to the Mergers and the IPO in conjunction with the formation of the Company during fiscal 1995.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation." SFAS 123 establishes a fair value based method of accounting for employee stock based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value based method currently prescribed under APB Opinion No. 25, provided certain pro forma disclosures are made. SFAS 123 is not required to be adopted by the

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company until fiscal 1997. The Company currently intends to continue to apply the accounting method prescribed by APB Opinion 25 and, accordingly, the adoption of SFAS 123 will not have a material impact on the Company's operating results.

    In March, 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. SFAS 121 is not required to be adopted by the Company until fiscal 1997. The Company does not anticipate that SFAS 121 will have a material effect on the Company's operating results.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 26, 1996 and the results of income and of cash flows for the six months ended October 31, 1995 and October 26, 1996, as presented in the accompanying unaudited supplemental consolidated financial statements.

NOTE 4--BUSINESS COMBINATIONS

    POOLING-OF-INTERESTS METHOD

    In fiscal 1996, the Company issued 8,440,852 shares of common stock to acquire 14 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on June 30, September 30 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1993 and 1994, for the years ended June 30, 1994 and 1995 and for the years ended September 30, 1994 and 1995 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1994 and 1995, respectively. Commencing on May 1, 1995, the year-ends of these companies were changed to April 30, resulting in an increase to retained earnings of $2,235 during fiscal 1995.

    Subsequent to April 30, 1996, the Company issued 8,525,976 shares of common stock to acquire 21 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on January 31, March 31, May 31, June 30, August 31 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1994 and 1995, for the years ended January 31, 1995 and 1996, for the year ended March 31, 1995 and 1996, for the years ended May 31, 1995 and 1996, for the years ended June 30, 1995 and 1996, and the years ended August 31, 1995 and 1996 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1995

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED) and 1996, respectively. Commencing on May 1, 1996, the year-ends of these Companies were changed to April 30, resulting in a reduction to retained earnings of $2,660 during fiscal 1996 and an increase of $183 for the six months ended October 26, 1996.

    Following is a summary of the results related to the adjustments to retained earnings for these Pooled Companies:

                                                            FOR THE FISCAL YEAR
                                                              ENDED APRIL 30,
                                                           ---------------------
                                                             1995        1996
                                                           ---------  ----------  FOR THE SIX
                                                                                    MONTHS
                                                                                     ENDED
                                                                                  OCTOBER 26,
                                                                                     1996
                                                                                  -----------
                                                                                  (UNAUDITED)
Revenues.................................................  $  55,126  $  121,722   $  (4,740)
Costs and expenses.......................................     52,891     124,382      (4,923)
                                                           ---------  ----------  -----------
Net income (loss)........................................  $   2,235  $   (2,660)  $     183
                                                           ---------  ----------  -----------
                                                           ---------  ----------  -----------

    The separate results of operations of U.S. Office Products Company and the Pooled Companies for periods prior to the mergers are presented below:

                                                         U.S. OFFICE    POOLED
FOR THE YEAR ENDED APRIL 30,                              PRODUCTS     COMPANIES     COMBINED
-------------------------------------------------------  -----------  -----------  ------------
1996
  Revenue..............................................   $ 488,670    $ 762,792   $  1,251,462
  Net income...........................................   $   7,828    $  17,464   $     25,292

1995
  Revenue..............................................   $ 120,479    $ 678,230   $    798,709
  Net income...........................................   $   1,514    $  19,873   $     21,387

1994
  Revenue..............................................   $  76,541    $ 520,970   $    597,511
  Net income...........................................   $   1,114    $  11,631   $     12,745

FOR THE SIX MONTHS ENDED OCTOBER 26, 1996 (UNAUDITED):
-------------------------------------------------------
  Revenue..............................................   $ 858,093    $ 199,853   $  1,057,946
  Net income...........................................   $  15,500    $   9,890   $     25,390

FOR THE SIX MONTHS ENDED OCTOBER 31, 1995 (UNAUDITED):
-------------------------------------------------------
  Revenue..............................................   $ 146,491    $ 389,384   $    535,875
  Net income...........................................   $   3,734    $   6,111   $      9,845

    PURCHASE METHOD

    In fiscal 1996, the Company made 27 acquisitions accounted for under the purchase method for an aggregate purchase price of $156,727 consisting of $95,574 of cash, $786 of notes payable and 3,885,349 shares of common stock with a market value of $60,367. The total assets related to these 27 acquisitions were $342,322, including goodwill of $118,422. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
    In fiscal 1995, in addition to the Mergers, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 30, 1995 and 1996 as if the purchase acquisitions described above had been consummated as of the beginning of fiscal 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision:

                                                                       FOR THE FISCAL YEAR
                                                                         ENDED APRIL 30,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Revenues..........................................................  $  1,299,286  $  1,559,416
Net income........................................................        22,069        28,343
Net income per share..............................................          0.54          0.67

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1995 or the results which may occur in the future.

NOTE 5--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                         FOR THE FISCAL YEAR
                                                                           ENDED APRIL 30,
                                                                        ----------------------
                                                                           1995        1996
                                                                        ----------  ----------
Land..................................................................  $    2,715  $    4,539
Buildings.............................................................      14,709      26,517
Furniture and fixtures................................................      23,208      44,830
Warehouse equipment...................................................      24,969      34,336
Equipment under capital leases........................................       5,307       8,665
Leasehold improvements................................................       8,209       8,507
                                                                        ----------  ----------
                                                                            79,117     127,394
Less: Accumulated depreciation........................................     (38,500)    (45,880)
                                                                        ----------  ----------
Net property and equipment............................................  $   40,617  $   81,514
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $6,453, $8,275 and $10,868, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 6--INTANGIBLE ASSETS

    Intangible assets and accumulated amortization consist of the following:

                                                                 APRIL 30,
                                                           ---------------------
                                                             1995        1996
                                                           ---------  ----------  OCTOBER 26,
                                                                                     1996
                                                                                  -----------
                                                                                  (UNAUDITED)
Goodwill.................................................  $  23,944  $  142,205   $ 544,486
Other....................................................      8,309       8,184       7,677
                                                           ---------  ----------  -----------
                                                              32,253     150,389     552,163
Less: Accumulated amortization...........................     (5,099)     (7,349)    (10,741)
                                                           ---------  ----------  -----------
                                                           $  27,154  $  143,040   $ 541,422
                                                           ---------  ----------  -----------
                                                           ---------  ----------  -----------

    Other intangible assets consist primarily of non-compete arrangements which are amortized over the term of the agreements. Amortization expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $2,161, $2,135 and $3,593,
respectively.

NOTE 7--LEASE RECEIVABLES

    Lease receivables represent the present value of future lease payments related to equipment sold to customers as sales type leases. The future minimum lease payments to be received are as follows:

1997..............................................................  $  34,146
1998..............................................................     29,885
1999..............................................................     17,181
2000..............................................................      5,800
2001 and thereafter...............................................      1,647
                                                                    ---------
Total lease receivable............................................     88,659
Less: Amounts representing interest...............................    (16,846)
                                                                    ---------
Present value of net lease receivable.............................  $  71,813
                                                                    ---------
                                                                    ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                                         APRIL 30,
                                                                                   ---------------------
                                                                                     1995        1996
                                                                                   ---------  ----------
Bank lines of credit, secured by accounts receivable and inventory, interest rates ranging from prime to prime plus 2.25% (9.0% to 10.0% at April 30,
  1996)..........................................................................  $  50,925  $   22,555
Annual renewal loans provided by banks and other financial institutions of foreign subsidiary secured by lease receivables of foreign subsidiary. Interest
  rates ranging from 7.8% to 10.2% at April 30, 1996.............................                 80,949
Bank lines of credit of foreign subsidiary operations secured by assets of those
  operations.Interest rates ranging from 9.2% to 9.8% at April 30, 1996..........                 12,731
Other............................................................................      3,036       2,249
Current maturities of long-term debt.............................................      8,195      11,225
                                                                                   ---------  ----------
      Total short-term debt......................................................  $  62,156  $  129,709
                                                                                   ---------  ----------
                                                                                   ---------  ----------

    LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                         APRIL 30,
                                                                                   ---------------------
                                                                                     1995        1996
                                                                                   ---------  ----------
Notes payable, secured by certain assets of the Company, interest rates ranging
  from 8.0% to 10.0%, maturities from October 1996 through 2003..................  $  16,104  $    9,773
Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of
  $28.50 per share, subject to adjustment in certain events......................                143,750
Debt facility payable over five years secured by lease receivables of the
  Company's foreign subsidiaries. Interest rates ranging from 11.0% to 12.0% at
  April 30, 1996.................................................................                  8,943
Other............................................................................     23,406      31,880
Capital lease obligations........................................................      1,381       5,129
                                                                                   ---------  ----------
                                                                                      40,891     199,475
Less: Current maturities of long-term debt.......................................     (8,195)    (11,225)
                                                                                   ---------  ----------
      Total long-term debt.......................................................  $  32,696  $  188,250
                                                                                   ---------  ----------
                                                                                   ---------  ----------

    The 5 1/2% Convertible Subordinated Notes due 2001 (the "Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the Notes at April 30, 1996, based upon quoted market prices, totaled $211,313.

    MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1997..............................................................  $  11,225
1998..............................................................     14,823
1999..............................................................     13,528
2000..............................................................      2,545
2001..............................................................    148,285
Thereafter........................................................      9,069
                                                                    ---------
                                                                    $ 199,475
                                                                    ---------
                                                                    ---------

NOTE 9--INCOME TAXES

    U.S. Office Products will file a consolidated federal income tax return for periods subsequent to the Mergers described in Note 3. Each of the Combined Companies and Pooled Companies will file "short-period" federal tax returns through the dates of the Mergers and business combinations.

    The provision for income taxes consists of:

                                                                   FOR THE FISCAL YEAR ENDED APRIL
                                                                                 30,
                                                                   -------------------------------
                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
Income taxes currently payable:
  Federal........................................................  $   1,805  $   1,722  $   5,679
  State..........................................................        455        704        608
  Foreign taxes currently payable................................                   809        836
                                                                   ---------  ---------  ---------
                                                                       2,260      3,235      7,123
                                                                   ---------  ---------  ---------
Deferred income tax expense (benefit)............................       (165)       (51)      (264)
                                                                   ---------  ---------  ---------
      Total provision for income taxes...........................  $   2,095  $   3,184  $   6,859
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:

                                                                                          APRIL 30,
                                                                                     --------------------
                                                                                       1995       1996
                                                                                     ---------  ---------
Current deferred tax assets:
  Inventory........................................................................  $     178  $     291
  Allowance for doubtful accounts..................................................         95        826
Accrued liabilities................................................................        445          4
                                                                                     ---------  ---------
      Total current deferred tax assets............................................        718      1,121
                                                                                     ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment...........................................................     (1,028)    (2,701)
  Internal Revenue Service tax assessment..........................................     (3,383)    (3,383)
  Other............................................................................         54       (972)
                                                                                     ---------  ---------
      Total long-term deferred tax liabilities.....................................     (4,357)    (7,056)
                                                                                     ---------  ---------
      Net deferred tax asset (liability)...........................................  $  (3,639) $  (5,935)
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has required that the Company pay additional taxes. The subsidiary has recorded a deferred tax liability as a result of the assessment and the related interest. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                           FOR THE FISCAL YEAR ENDED APRIL 30,
                                                                          -------------------------------------
                                                                             1994         1995         1996
                                                                          -----------  -----------  -----------
U.S. federal statutory rate.............................................       34.0%        34.0%        35.0%
State income taxes, net of federal income tax benefit...................        4.0          4.1          5.4
Subchapter S corporation income not subject to corporate level
  taxation..............................................................      (26.9)       (27.7)       (26.3)
Foreign earnings not subject to U.S. taxes..............................                                  (.6)
Minority interest in foreign taxes......................................                                  2.5
Nondeductible goodwill..................................................                     1.4          2.6
Other...................................................................        3.0          1.2          2.7
                                                                              -----        -----        -----
Effective tax rate......................................................       14.1%        13.0%        21.3%
                                                                              -----        -----        -----
                                                                              -----        -----        -----

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--INCOME TAXES (CONTINUED)
    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                               FOR THE FISCAL YEAR            SIX MONTHS ENDED
                                                                 ENDED APRIL 30,          ------------------------
                                                         -------------------------------  OCTOBER 31,  OCTOBER 26,
                                                           1994       1995       1996        1995         1996
                                                         ---------  ---------  ---------  -----------  -----------
Net income per consolidated statement of income........  $  12,745  $  21,387  $  25,292   $   9,845    $  25,390
Pro forma income tax provision adjustment..............      3,800      6,471      8,205       4,109        3,500
                                                         ---------  ---------  ---------  -----------  -----------
Pro forma net income...................................  $   8,945  $  14,916  $  17,087   $   5,736    $  21,890
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------

NOTE 10--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office space and equipment, furniture and fixtures under noncancellable lease agreements which expire at various dates. Future minimum lease payments under noncancellable capital and operating leases are as follows:

                                                                                     CAPITAL    OPERATING
                                                                                     LEASES      LEASES
                                                                                    ---------  -----------
1997..............................................................................  $   1,922   $  14,102
1998..............................................................................      1,390      11,410
1999..............................................................................        743      10,179
2000..............................................................................        446       9,248
2001..............................................................................        320       7,920
Thereafter........................................................................      2,541      27,438
                                                                                    ---------  -----------
Total minimum lease payments......................................................      7,362   $  80,297
                                                                                               -----------
                                                                                               -----------
Less: Amounts representing interest...............................................     (2,233)
                                                                                    ---------
Present value of net minimum lease payments.......................................  $   5,129
                                                                                    ---------
                                                                                    ---------

    Rent expense for all operating leases for the fiscal years ended April 30, 1994, 1995 and 1996 was $10,409, $11,731 and $17,379, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon change of control or certain other events. No amounts have been accrued at April 30, 1995 or 1996 related to these agreements.

NOTE 12--EMPLOYEE BENEFIT PLANS

    Certain subsidiaries of the Company have qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the fiscal years ended April 30, 1994, 1995 and 1996, the subsidiaries incurred expenses totaling $220, $451 and $683, respectively, related to these plans.

    One Combined Company entered into agreements with three officers which provided for future compensation to those officers subsequent to termination of employment with the Combined Company for a period of five years. The future compensation would not be received, however, in the event that an officer received payment under that Company's Restricted Stock Purchase Plan (the "Purchase Plan") in excess of the purchase price of the stock paid by the officer. No compensation expense was recorded with respect to the agreement related to two of the officers, as it was probable that they would receive payment under the Restricted Stock Purchase Plan. Future compensation expense of approximately $1,030 was being recognized as expense for the third officer over the estimated term of the officer's service to the Company of approximately eleven years. The compensation expense equaled $95 in fiscal 1994 and $71 in fiscal year 1995. The agreements were terminated upon closing of the Merger.

    The Purchase Plan was considered to be compensatory, for the benefit of certain officers. Two of these officers each purchased 1,000 shares of stock for $1 under the Purchase Plan. The stock was restricted and could only be purchased by the Combined Company at specified prices that varied upon the occurrence of certain events. As a result, the Combined Company's future compensation expense of $1,398, under this Purchase Plan, was being recognized as expense over the expected periods of the officers' future service to the Combined Company of 20 and 28 years. Compensation expense of approximately $60 and $45 was recognized in fiscal 1994 and fiscal 1995, respectively. The Plan was terminated upon closing of the Merger.

NOTE 13--STOCKHOLDERS' EQUITY

    LONG-TERM COMPENSATION PLAN

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Common Stock granted in any calendar or fiscal year under the Plan is equal to the greater of 855,000 shares or 15% of the aggregate number of shares of the Common Stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--STOCKHOLDERS' EQUITY (CONTINUED)
    Under the provisions of the Plan, non-qualified stock options and other stock awards are granted at prices not less than fair market value at the date of grant. A summary of option transactions follows:

                                                                       NUMBER      OPTION PRICE      EXPIRATION
                                                                     OF SHARES    RANGE PER SHARE       DATE
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1994......................................      --             --               --
  Granted..........................................................     629,500   $8.00 - $10.00        2004
  Canceled.........................................................      (7,000)      $10.00            2004
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1995......................................     622,500   $8.00 - $10.00        2004
  Granted..........................................................   2,764,591   $11.31 - $31.75    2004 - 2006
  Exercised........................................................     (63,350)  $8.00 - $10.00        2004
  Canceled.........................................................     (16,200)  $10.00 - $17.13    2004 - 2005
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1996......................................   3,307,541   $8.00 - $31.75     2004 - 2006
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------
Exercisable at April 30, 1996......................................     132,867   $8.00 - $10.00        2004
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------

    Non-qualified options are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

    Subsequent to year-end, the Company granted options to purchase 1,132,050 shares of common stock at exercise prices ranging from $36.00 to $44.875 per share.

    COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1996, the stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         FISCAL 1996 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  236,245  $  299,630  $  342,724  $  372,863  $  1,251,462
Gross profit.......................................      61,686      76,887      89,875     104,721       333,169
Operating income...................................       3,075      11,308      17,344      10,107        41,834
Net income.........................................       2,317       7,528      10,285       5,162        25,292
Pro forma net income (see Note 9)..................      (1,453)      4,997       8,968       4,575        17,087
Net income per share...............................         .09         .22         .30         .12           .74
Pro forma net income per share.....................        (.05)        .16         .26         .12           .50


                                                                         FISCAL 1995 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  153,278  $  182,020  $  236,025  $  227,386  $    798,709
Gross profit.......................................      41,896      48,716      64,484      56,624       211,720
Operating income...................................       3,524       6,871      15,381       4,099        29,875
Net income.........................................       2,544       4,827      12,479       1,537        21,387
Pro forma net income (see Note 9)..................       1,376       3,604       9,578         358        14,916

NOTE 15--SUBSEQUENT EVENTS

    BUSINESS COMBINATIONS SUBSEQUENT TO YEAR-END

    Between April 30, 1996 and July 10, 1996, the Company acquired 14 companies and the remaining 49% of Blue Star in business combinations accounted for under the purchase method for $65,333, consisting of 1,663,692 shares of common stock with a market value of $44,149 and cash of $21,184. In addition, the Company considers the consummation to be probable of a total of 46 additional businesses (the "Pending Acquisitions"). The Pending Acquisitions provide for consideration of $286,740, consisting of 7,206,323 shares of common stock with a market value of $254,659 and cash of $32,081.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1996 as if the acquisitions described above had been consummated as of the beginning of fiscal 1996. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, reductions in executive compensation, the inclusion of a federal income tax provision and the removal of certain restructuring costs:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 30, 1996
                                                                              ----------------
Revenues....................................................................    $  1,971,025
Net income..................................................................          38,039
Net income per share........................................................            0.84

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996, or the results which may occur in the future.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 15--SUBSEQUENT EVENTS (CONTINUED)
    ISSUANCE OF CONVERTIBLE SUBORDINATED NOTES

    In May 1996, the Company completed an offshore offering and a concurrent private placement of $230,000, principal amount of 5 1/2% Convertible Subordinated Notes due 2003, including the underwriters' over-allotment option of $30,000. The underwriters exercised their over-allotment option in June 1996. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $223,000.

NOTE 16--SUBSEQUENT EVENTS (UNAUDITED)

    During the first six months of fiscal 1997, the Company completed a total of 66 business combinations, 21 accounted for under the pooling-of-interests method and 45 accounted for under the purchase method. In the second quarter of fiscal 1997, the Company completed a total of 38 business combinations, 11 accounted for under the pooling-of-interests method and 27 accounted for under the purchase method.

    In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank"), whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500 million revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $ 400 million for acquisition loans, with $180 million of the acquisition loan submit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary covenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    In August 1996, at the Company's Annual Meeting of Stockholders, the stockholders approved, among other things, a proposal by the Board of Directors of the Company to adopt an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001 per share, authorized for issuance from 100,000,000 shares to 500,000,000 shares.

    On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday of April.

    Subsequent to October 26, 1996, the Company has completed 24 business combinations for an aggregate purchase price of $227,300, consisting of approximately $62,600 of cash and 5,407,985 shares of the Company's common stock with an aggregate market value on the dates of acquisition of approximately $164,800. This includes the acquisition of a 49% equity interest in Dudley Stationery Limited ("Dudley"), an independent office products dealer in the United Kingdom. Under the terms of the agreement, the Company agreed to invest approximately $80,000 of working capital into Dudley over a two-year period. In addition, Dudley plans to raise approximately an additional $80,000 in debt financing. The Company has currently invested approximately $41,300 of the total $80,000 in Dudley.

                          U.S. OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to, where applicable, acquisitions completed through January 25, 1997. The unaudited pro forma combined balance sheet gives effect to the 24 businesses acquired by the Company after October 26, 1996 (the "Fiscal 1997 Post 2nd Quarter
Acquisitions"), as if all such acquisitions had occurred as of the Company's most recent balance sheet date, October 26, 1996.

    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the 26 acquisitions completed during fiscal 1996 which were business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the 60 acquisitions completed during fiscal 1997 which were business combinations accounted for under the purchase method of accounting (the "Fiscal 1997 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (iii) the 9 acquisitions completed after October 26, 1996 which were combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1995 (the "Fiscal 1997 Post 2nd Quarter Pooled Companies", which together with the Fiscal 1997 Purchased Companies are referred to as the "Fiscal 1997 Completed Acquisitions"); (iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; (vi) the sales by the Company of 5 1/2% Convertible Subordinated Notes due 2003 in May and June 1996 (the "May Notes") in the principal amount of $230 million as if such sales had been made on May 1, 1995; and (vii) the sales by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of the Common Stock (the "Common Stock") as if such sale had been made on May 1, 1995.

    The historical financial statements of the Company give retroactive effect to the results of the 21 companies acquired by the Company during the six months ended October 26, 1996 and the 14 companies acquired during fiscal 1996 which were business combinations accounted for under the pooling-of-interests method of accounting.

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial statements of the Company for the year ended April 30, 1996; (ii) the unaudited financial information of the Fiscal 1996 Purchased Companies for the period from May 1, 1995 to the consummation date;
(iii) the unaudited financial information for the Fiscal 1997 Purchased Companies for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition where the entity's fiscal year end is not within 93 days of the Company's year end; and (iv) the unaudited financial information of the Fiscal 1997 Post 2nd Quarter Pooled Companies for the most recently completed fiscal year.

    The pro forma combined statement of income for the six months ended October 26, 1996 includes the unaudited financial information of the Company and gives effect to (i) the 60 acquisitions completed during fiscal 1997 accounted for under the purchase method of accounting for the period May 1, 1996 to the consummation date and (ii) the 9 acquisitions completed after October 26, 1996 which were combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1996.

    The pro forma combined statement of income for the six months ended October 31, 1995 includes the unaudited financial information of the Company and gives effect to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Completed Acquisitions as if all such acquisitions had been made on May 1, 1995.

                          U.S. OFFICE PRODUCTS COMPANY

                                  (UNAUDITED)

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 includes the audited financial information of the Company and gives effect to the Fiscal 1997 Post 2nd Quarter Pooled Companies.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus and incorporated herein by reference.

    The unaudited pro forma financial statements do not reflect the Company's proposed offering of shares of Common Stock which were registered on a registration statement filed with the Securities and Exchange Commission on January 9, 1997. Such registration statement has not been declared effective at the time of the filing of this report.

                          U.S. OFFICE PRODUCTS COMPANY

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 26, 1996

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                    U.S. OFFICE   FISCAL YEAR 1997
                                                                                      PRODUCTS       COMPLETED       PRO FORMA
                                                                                      COMPANY       ACQUISITIONS    ADJUSTMENTS
                                                                                    ------------  ----------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $     51,442    $      4,297     $  (19,521)(a)
                                                                                                                        (41,270)(a)
                                                                                                                          5,052(a)
  Accounts receivable.............................................................       294,175          58,039
  Lease receivables...............................................................        29,865
  Inventory.......................................................................       225,616          30,667
  Prepaid and other current assets................................................        38,730           4,884
                                                                                    ------------        --------    ------------
      Total current assets........................................................       639,828          97,887        (55,739)

Property and equipment, net.......................................................       182,222          13,933
Intangible assets, net............................................................       541,422           4,746         19,098(a)
Investment in affiliate...........................................................                                       41,270(a)
Lease receivables.................................................................        46,379
Other assets......................................................................        34,380           3,638
                                                                                    ------------        --------    ------------
      Total assets................................................................  $  1,444,231    $    120,204     $    4,629
                                                                                    ------------        --------    ------------
                                                                                    ------------        --------    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................................  $    227,571    $     20,925     $   22,348(a)
  Accounts payable................................................................       159,632          31,060
  Accrued compensation............................................................        33,302           2,134
  Other accrued liabilities.......................................................        98,517          10,964
                                                                                    ------------        --------    ------------
      Total current liabilities...................................................       519,022          65,083         22,348

Long-term debt....................................................................       383,367          17,296        (17,296)(a)

Deferred income taxes.............................................................         7,824               8
Other long-term liabilities.......................................................         3,123             550
                                                                                    ------------        --------    ------------
      Total liabilities...........................................................       913,336          82,937          5,052

Minority interest.................................................................         4,672

Stockholders' equity:
  Common stock....................................................................            46             176           (170)(a)
  Additional paid-in capital......................................................       467,687              32         11,823(a)
  Cumulative translation adjustment...............................................         4,988
  Retained earnings...............................................................        53,502          24,983
  Equity of purchased companies...................................................                        12,076        (12,076)(a)
                                                                                    ------------        --------    ------------
      Total stockholders' equity..................................................       526,223          37,267           (423)
                                                                                    ------------        --------    ------------
      Total liabilities and stockholders' equity..................................  $  1,444,231    $    120,204     $    4,629
                                                                                    ------------        --------    ------------
                                                                                    ------------        --------    ------------


                                                                                     PRO FORMA
                                                                                      COMBINED
                                                                                    ------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $

  Accounts receivable.............................................................       352,214
  Lease receivables...............................................................        29,865
  Inventory.......................................................................       256,283
  Prepaid and other current assets................................................        43,614
                                                                                    ------------
      Total current assets........................................................       681,976
Property and equipment, net.......................................................       196,155
Intangible assets, net............................................................       565,266
Investment in affiliate...........................................................        41,270
Lease receivables.................................................................        46,379
Other assets......................................................................        38,018
                                                                                    ------------
      Total assets................................................................  $  1,569,064
                                                                                    ------------
                                                                                    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................................  $    270,844
  Accounts payable................................................................       190,692
  Accrued compensation............................................................        35,436
  Other accrued liabilities.......................................................       109,481
                                                                                    ------------
      Total current liabilities...................................................       606,453
Long-term debt....................................................................       383,367
Deferred income taxes.............................................................         7,832
Other long-term liabilities.......................................................         3,673
                                                                                    ------------
      Total liabilities...........................................................     1,001,325
Minority interest.................................................................         4,672
Stockholders' equity:
  Common stock....................................................................            51
  Additional paid-in capital......................................................       479,543
  Cumulative translation adjustment...............................................         4,988
  Retained earnings...............................................................        78,485
  Equity of purchased companies...................................................
                                                                                    ------------
      Total stockholders' equity..................................................       563,067
                                                                                    ------------
      Total liabilities and stockholders' equity..................................  $  1,569,064
                                                                                    ------------
                                                                                    ------------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1996

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        FISCAL YEAR
                                                                  ------------------------
                                                     U.S. OFFICE     1996         1997
                                                      PRODUCTS     PURCHASED    COMPLETED    PRO FORMA    PRO FORMA
                                                       COMPANY     COMPANIES   ACQUISITIONS ADJUSTMENTS   COMBINED
                                                     -----------  -----------  -----------  -----------  -----------
Revenues...........................................   $1,149,691   $ 307,954    $1,227,965                $2,685,610
Cost of revenues...................................     848,003      214,072      847,993                 1,910,068
                                                     -----------  -----------  -----------  -----------  -----------
  Gross profit.....................................     301,688       93,882      379,972                   775,542

Selling, general and administrative expenses.......     256,681       84,070      317,954    $   7,835(b)    652,435
                                                                                               (11,573)(c)
                                                                                                (2,532)(d)
Nonrecurring acquisition costs.....................       8,057                                 (8,057)(d)
Nonrecurring restructuring costs...................                    8,092                                  8,092
Discontinuation of printing division at
  subsidiary.......................................         682                                                 682
                                                     -----------  -----------  -----------  -----------  -----------
  Operating income.................................      36,268        1,720       62,018       14,327      114,333

Other (income) expense:
  Interest expense.................................      13,115        2,761       11,899       11,941(e)     39,716
  Interest income..................................      (3,750)                     (682)       4,432(e)
  Other............................................      (1,063)         (24)        (796)        (671)(f)     (2,554)
Equity in net income of affiliated company.........                                              1,155(g)      1,155
                                                     -----------  -----------  -----------  -----------  -----------

Income (loss) before provision for income taxes....      27,966       (1,017)      51,597         (220)      78,326
Provision for income taxes.........................       6,610           45       12,986       14,345(h)     33,986
                                                     -----------  -----------  -----------  -----------  -----------
Net income (loss)..................................   $  21,356    $  (1,062)   $  38,611    $ (14,565)   $  44,340
                                                     -----------  -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------  -----------
Weighted average shares outstanding................      31,789                                              51,729(i)
Net income per share...............................   $    0.67                                           $    0.86
                                                     -----------                                         -----------
                                                     -----------                                         -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                U.S. OFFICE  FISCAL 1997
                                                                 PRODUCTS     COMPLETED     PRO FORMA     PRO FORMA
                                                                  COMPANY    ACQUISITIONS  ADJUSTMENTS    COMBINED
                                                                -----------  -----------  -------------  -----------
Revenues......................................................   $ 996,414    $ 392,255                   $1,388,669
Cost of revenues..............................................     716,849      268,756                     985,605
                                                                -----------  -----------  -------------  -----------
    Gross profit..............................................     279,565      123,499                     403,064

Selling, general and administrative expenses..................     227,245      107,188     $   1,258(b)    332,645
                                                                                               (3,046)(c)
Nonrecurring acquisition costs................................       5,727                     (5,727)(d)
                                                                -----------  -----------  -------------  -----------
    Operating income..........................................      46,593       16,311         7,515        70,419

Other (income) expense:
  Interest expense............................................      18,643        3,667          (952)(e)     21,358
  Interest income.............................................      (5,382)        (226)        5,608(e)
  Foreign currency gain.......................................      (3,420)                                  (3,420)
  Other.......................................................        (476)        (711)                     (1,187)

Equity in net income of affiliated company....................                                    782(g)        782
                                                                -----------  -----------  -------------  -----------

Income before provision for income taxes and extraordinary
  item........................................................      37,228       13,581         3,641        54,450
Provision for income taxes....................................      13,948        2,809         6,857(h)     23,614
                                                                -----------  -----------  -------------  -----------
Income before extraordinary item..............................   $  23,280    $  10,772     $  (3,216)    $  30,836
                                                                -----------  -----------  -------------  -----------
                                                                -----------  -----------  -------------  -----------
Weighted average shares outstanding...........................      43,622                                   52,360(i)
Net income per share before extraordinary item................   $    0.53                                $    0.59
                                                                -----------                              -----------
                                                                -----------                              -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 31, 1995

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           FISCAL YEAR
                                                                     ------------------------
                                                        U.S. OFFICE     1996         1997
                                                         PRODUCTS     PURCHASED    COMPLETED     PRO FORMA     PRO FORMA
                                                          COMPANY     COMPANIES   ACQUISITIONS  ADJUSTMENTS    COMBINED
                                                        -----------  -----------  -----------  -------------  -----------
Revenues..............................................   $ 485,546    $ 223,016    $ 594,814     $             1,303,376
Cost of revenues......................................     361,534      158,215      418,960                   $ 938,709
                                                        -----------  -----------  -----------  -------------  -----------
    Gross profit......................................     124,012       64,801      175,854                     364,667
Selling, general and administrative expenses..........     106,852       55,209      153,571         5,273(b)    316,531
                                                                                                    (4,374)(c)
Nonrecurring acquisition costs........................       5,192                                  (5,192)(d)
                                                        -----------  -----------  -----------  -------------  -----------
    Operating income..................................      11,968        9,592       22,283         4,293        48,136
Other (income) expense:
  Interest expense....................................       4,639        2,001        6,853         7,865(e)     21,358
  Interest income.....................................        (662)         (40)        (518)        1,220(e)
  Other...............................................        (718)       2,022         (440)                        864

Equity in net income of affiliated company............                                                 629(g)        629
                                                        -----------  -----------  -----------  -------------  -----------
Income (loss) before provision for income taxes.......       8,709        5,609       16,388        (4,163)       26,543
Provision for income taxes............................         494        1,726        3,862         5,320(h)     11,402
                                                        -----------  -----------  -----------  -------------  -----------
Net income (loss).....................................   $   8,215    $   3,883    $  12,526     $  (9,483)    $  15,141
                                                        -----------  -----------  -----------  -------------  -----------
                                                        -----------  -----------  -----------  -------------  -----------
Weighted average shares outstanding...................      28,166                                                51,453(i)
Net income per share..................................   $    0.29                                             $    0.29
                                                        -----------                                           -----------
                                                        -----------                                           -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1995

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        FISCAL
                                                                         1997
                                                                       POST 2ND
                                                        U.S. OFFICE      QTR.       PRO-FORMA
                                                         PRODUCTS      POOLINGS    ADJUSTMENTS    TOTAL
                                                        -----------  ------------  -----------  ----------
Revenues..............................................   $ 723,794    $  182,905    $           $  906,699
Cost of revenues......................................     534,562       129,984                   664,546
                                                        -----------  ------------  -----------  ----------
    Gross profit......................................     189,232        52,921                   242,153

Selling, general and administrative expenses..........     162,423        43,482                   205,905
                                                        -----------  ------------  -----------  ----------
    Operating income..................................      26,809         9,439                    36,248

Other (income) expense:
  Interest expense....................................       6,182         1,372                     7,554
  Interest income.....................................        (682)         (167)                     (849)
  Other...............................................        (549)           29                      (520)
                                                        -----------  ------------  -----------  ----------
Income before provision for income taxes..............      21,858         8,205                    30,063
Provision for income taxes............................       3,009           250        9,969(j)     13,228
                                                        -----------  ------------  -----------  ----------
Net income............................................   $  18,849    $    7,955    $  (9,969)  $   16,835
                                                        -----------  ------------  -----------  ----------
                                                        -----------  ------------  -----------  ----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1994

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                               FISCAL
                                                                                1997
                                                                              POST 2ND
                                                               U.S. OFFICE      QTR.       PRO-FORMA
                                                                PRODUCTS      POOLINGS    ADJUSTMENTS    TOTAL
                                                               -----------  ------------  -----------  ----------
Revenues.....................................................   $ 533,018    $  146,319    $           $  679,337
Cost of revenues.............................................     382,197       102,854                   485,051
                                                               -----------  ------------  -----------  ----------
    Gross profit.............................................     150,821        43,465                   194,286

Selling, general and administrative expenses.................     135,526        37,359                   172,885
                                                               -----------  ------------  -----------  ----------
    Operating income.........................................      15,295         6,106                    21,401

Other (income) expense:
  Interest expense...........................................       4,139         1,210                     5,349
  Interest income............................................        (405)           (1)                     (406)
  Other......................................................        (633)          117                      (516)
                                                               -----------  ------------  -----------  ----------
Income before provision for income taxes.....................      12,194         4,780                    16,974
Provision for income taxes...................................       1,947           292        5,230(j)      7,469
                                                               -----------  ------------  -----------  ----------
Net income...................................................   $  10,247    $    4,488    $  (5,230)  $    9,505
                                                               -----------  ------------  -----------  ----------
                                                               -----------  ------------  -----------  ----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                    (Dollars and Share Numbers in Thousands)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a)(i) Adjustment to reflect purchase price adjustments and repayment of certain long-term debt associated with the Fiscal 1997 Purchased Companies noted below. The portion of the consideration assigned to goodwill ($19,098) in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

       (ii) Adjustment to reflect the investment of $41,270 representing a 49% equity interest in Dudley.

      (iii) Borrowings on the Company's Credit Facility to cover a portion of the purchase price of certain acquired companies and the refinancing of debt of certain acquired companies.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (b) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Purchased Companies. The goodwill is being amortized over an estimated life of 40 years.

                                                                                          FOR THE SIX MONTHS ENDED
                                                                             YEAR ENDED   ------------------------
                                                                              APRIL 30,   OCTOBER 26,  OCTOBER 31,
                                                                                1996         1996         1996
                                                                             -----------  -----------  -----------
Fiscal 1996 Purchased Companies............................................   $   1,570    $  --        $     688
Fiscal 1997 Purchased Companies............................................       6,265        1,258        4,585
                                                                             -----------  -----------  -----------
                                                                              $   7,835    $   1,258    $   5,273
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    (c) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (d) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,057 for the year ended April 30, 1996, $5,727 and $5,192 for the six months ended October 26, 1996 and October 31, 1995, respectively, and (ii) certain other restructuring charges from certain acquisitions of $2,532 for the year ended April 30, 1996.

    (e) Adjustment to reflect an increase (decrease) in interest expense resulting from the utilization of the proceeds from the sales of the February Notes and the May Notes to effect acquisitions as if such debt had been outstanding for the entire period. In addition, the adjustment reflects an increase in interest expense resulting from the amortization of debt issue costs over the terms of the February Notes and the May Notes. Adjustment also reflects a decrease in interest income resulting from the utilization of the proceeds from the issuance of the Common Stock and the February Notes in the February Offerings and the May Notes to effect certain transactions and refinance existing debt.

    (f) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star for the year ended April 30, 1996.

                          U.S. OFFICE PRODUCTS COMPANY

                                  (UNAUDITED)

                    (Dollars and Share Numbers in Thousands)

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS (CONTINUED)
    (g) Adjustment to reflect the 49% equity interest in the net income of Dudley Stationery Limited.

    (h) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 43%. The difference between the effective tax rate of 43% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (i) The weighted average shares outstanding used to calculate pro forma earnings per share is based on 51,729, 52,360, and 51,453 shares of Common Stock and Common Stock equivalents outstanding for the year ended April 30, 1996 and the six months ended October 26, 1996 and October 31, 1995, respectively. The amounts are comprised of 45,698 shares outstanding for each of the periods, 5,408 shares issued for acquisitions completed subsequent to October 26, 1996 and 623, 1,254, and 347 common stock equivalents considered to be outstanding related to stock options, for the year ended April 30, 1996, and the six month periods ended October 26, 1996 and October 31, 1995, respectively.

    (j) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interest method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholder.

                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

    We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1996 and 30 June 1995, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1996 and 30 June 1995, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

    Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1996 and the determination of stockholders' equity and financial position at 30 June 1996 and 30 June 1995 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.

DELOITTE TOUCHE TOHMATSU
20 January 1997
Auckland, New Zealand

                              FINANCIAL STATEMENTS

                            WHITCOULLS GROUP LIMITED

                            PROFIT AND LOSS ACCOUNT

                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                   NOTE       $NZ000     $NZ000     $NZ000     $NZ000
                                                                -----------  ---------  ---------  ---------  ---------
REVENUE.......................................................           2     613,763    603,455     64,070     12,089
                                                                             ---------  ---------  ---------  ---------
Less:
  Operating Expenses..........................................                 512,152    509,389        530        251
  Depreciation of Fixed Assets................................                  12,566     12,021         25         23
  Auditors Expenses--Audit Fees...............................                     246        254         10          0
                  --Other Services............................                     255          *          0          0
  Rental and Lease Expenses...................................                  38,734     33,268          0          0
  Bad and Doubtful Debts......................................           6         365        384      1,117          0
  Directors' Fees.............................................                      44         31         44         21
  Goodwill Amortisation.......................................                   2,912      2,974         (8)         8
                                                                             ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST AND TAXATION.........................                  46,489     45,134     62,352     11,786
Net Interest Expense..........................................           2       9,636     11,293       (951)      (943)
                                                                             ---------  ---------  ---------  ---------
NET PROFIT BEFORE TAXATION....................................                  36,853     33,841     63,303     12,729
Provision for Taxation........................................           3       9,993     13,538        119        250
Minority Interests............................................                     132        115          0          0
                                                                             ---------  ---------  ---------  ---------
NET PROFIT AFTER TAXATION.....................................                  26,728     20,188     63,184     12,479
Plus Retained Earnings Brought Forward........................                  67,554     59,401      9,400      9,021
Transfer (to)/from Capital Reserves...........................          15         838         65          0          0
Dividends Paid and Proposed...................................           4     (16,050)   (12,100)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------
RETAINED EARNINGS CARRIED FORWARD.............................                  79,070     67,554     56,534      9,400
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

------------------------

* Comparative figure not required to be disclosed due to a new Financial Reporting Standard not applicable in previous year

                            WHITCOULLS GROUP LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY

                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                   NOTE       $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------

EQUITY AS AT 1 JULY 1995                                                       148,100    140,411     65,195     64,816
Net Profit for the Year attributable to:
  -- Parent Company...........................................                  26,596     20,073     63,184     12,479
  -- Minority Shareholders....................................                     132        115          0          0
Currency Translation Difference...............................          15        (412)        57          0          0
                                                                             ---------  ---------  ---------  ---------
TOTAL RECOGNISED REVENUE AND EXPENSES FOR THE YEAR                              26,316     20,245     63,184     12,479
                                                                             ---------  ---------  ---------  ---------
Movement in Minority Interest.................................                     102         92          0          0
Decrease in Revaluation Reserve...............................          15        (425)      (548)         0          0
Distributions to Owners
  -- Dividends................................................           4     (16,050)   (12,100)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------
                                                                               (16,373)   (12,556)   (16,050)   (12,100)
                                                                             ---------  ---------  ---------  ---------

EQUITY AS AT 30 JUNE 1996                                                      158,043    148,100    112,329     65,195
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                            WHITCOULLS GROUP LIMITED

                                 BALANCE SHEET

                               AS AT 30 JUNE 1996

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                 NOTE      $NZ000     $NZ000     $NZ000     $NZ000
                                                               ---------  ---------  ---------  ---------  ---------
                                                       ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit..................................          5      9,481          0          0          0
Accounts Receivable..........................................          6     47,925     48,783         30         32
Inventory....................................................          7     99,243    123,383          0          0
Income Tax Receivable........................................                 1,178      1,275      1,336        536
                                                                          ---------  ---------  ---------  ---------
                                                                            157,827    173,441      1,366        568
NON CURRENT ASSETS
Fixed Assets.................................................          8    100,282    111,005         35         42
Amount Owing from Subsidiaries...............................                     0          0    129,270    162,833
Investments..................................................          9      2,610      2,519     48,347     68,365
Deferred Charges.............................................         10         56        247         56        247
Goodwill.....................................................                50,009     52,158          0        158
                                                                          ---------  ---------  ---------  ---------
                                                                            152,957    165,929    177,708    231,645
                                                                          ---------  ---------  ---------  ---------
TOTAL ASSETS.................................................               310,784    339,370    179,074    232,213
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
                                                    LIABILITIES
CURRENT LIABILITIES
Bank Overdraft...............................................          5          0     11,176      1,155      1,769
Accounts Payable.............................................                62,216     64,054      6,819      6,448
Employee Entitlements........................................                 6,712      6,601          0          0
Provision for Dividend.......................................          4          0      7,260          0      7,260
Current Portion of Term Liabilities..........................      11,12     33,042     21,134     30,000     20,000
                                                                          ---------  ---------  ---------  ---------
                                                                            101,970    110,225     37.974     35,477
DEFERRED TAXATION LIABILITY/(ASSET)..........................          3     (4,914)      (627)      (104)        56
Non Current Liabilities
  Loans......................................................         11     55,587     79,882      7,083     46,981
  Amounts Due to Subsidiaries................................                     0          0     21,792     84,504
  Finance Lease Liabilities..................................         12         98      1,790          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             55,685     81,672     28,875    131,485
                                                                          ---------  ---------  ---------  ---------
TOTAL LIABILITIES............................................               152,741    191,270     66,745    167,018
                                                       EQUITY
Issued and Paid In Capital...................................         14     55,795     55,795     55,795     55,795
Reserves.....................................................         15     22,476     24,151          0          0
Retained Earnings............................................                79,070     67,554     56,534      9,400
Minority Interests...........................................                   702        600          0          0
                                                                          ---------  ---------  ---------  ---------
TOTAL EQUITY.................................................               158,043    148,100    112,329     65,195
                                                                          ---------  ---------  ---------  ---------
TOTAL EQUITY AND LIABILITIES.................................               310,784    339,370    179,074    232,213
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

           The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements.

                            WHITCOULLS GROUP LIMITED
                             STATEMENT OF CASHFLOWS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                           $NZ000     $NZ000     $NZ000     $NZ000
                                                                          ---------  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers...............................................    617,421    600,969          0          0
  Interest Received.....................................................        640        154        282         62
  Dividends Received....................................................        305          0          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                            618,366    601,123        282         62
Cash was Disbursed To:
  Payments to Employees and Suppliers...................................    527,501    553,143         55         87
  Interest Paid.........................................................     10,737     11,091      8,776      7,247
  Tax Paid..............................................................     14,138     15,593      1,397        624
                                                                          ---------  ---------  ---------  ---------
                                                                            552,376    579,827     10,228      7,958
                                                                          ---------  ---------  ---------  ---------
Net Cash Flows From Operating Activities................................     65,990     21,296     (9,946)    (7,896)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets..............................................      6,951      4,149          2          0
  Proceeds from Sale of Businesses......................................          0      2,466          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                              6,951      6,615          2          0
Cash was Applied To:
  Purchase of Fixed Assets..............................................     11,533     19,627         20         10
  Payments Made for Acquisition of Business.............................         17          0          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             11,550     19,627         20         10
                                                                          ---------  ---------  ---------  ---------
Net Cash Flows from Investing Activities................................     (4,599)   (13,012)       (18)       (10)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received........................................................     48,504     19,254          0     14,000
  Advances from Subsidiaries............................................          0          0     63,786     27,911
  Finance Leases Received...............................................      1,548      2,081          0          0
                                                                          ---------  ---------  ---------  ---------
                                                                             50,052     21,335     63,786     41,911
Cash was Applied To:
  Loans Repaid..........................................................     65,570     29,855     29,898     26,672
  Finance Leases Repaid.................................................      1,333      1,731          0          0
  Dividends Paid........................................................     23,310      9,680     23.310      9,680
                                                                          ---------  ---------  ---------  ---------
                                                                             90,213     41,266     53,208     36,352
Net Cash Flows From Financing Activities................................    (40,161)   (19,931)    10,578      5,559
                                                                          ---------  ---------  ---------  ---------
NET CASH RECEIVED (DISBURSED) DURING THE PERIOD.........................     21,230    (11,647)       614     (2,347)
CASH AT BEGINNING OF PERIOD.............................................    (11,176)       197     (1,769)       578
Impact of foreign Exchange..............................................       (573)       274          0          0
                                                                          ---------  ---------  ---------  ---------
CASH AT END OF PERIOD...................................................      9,481    (11,176)    (1,155)    (1,769)
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

           The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements.

                            WHITCOULLS GROUP LIMITED

                     RECONCILIATION OF NET CASH FLOWS FROM

               OPERATING ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                                             CONSOLIDATED             COMPANY
                                                                         --------------------  ---------------------
                                                                           1996       1995        1996       1995
                                                                          $NZ000     $NZ000      $NZ000     $NZ000
                                                                         ---------  ---------  ----------  ---------
NET PROFIT AFTER TAXATION..............................................     26,728     20,188      63,184     12,479
NON CASH ITEMS
  Depreciation.........................................................     12,566     12,021          25         23
  Goodwill.............................................................      2,912      2,974          (8)         8
  Minority Interests...................................................        132        115           0          0
  Other Non-cash Expenses/(Revenue)....................................        (91)         0     (64,052)        14
                                                                         ---------  ---------  ----------  ---------
                                                                            15,519     15,110     (64,035)        45
MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Creditors............................................................     (3,283)   (10,146)        370       (355)
  Amounts Due to Subsidiaries..........................................          0          0    (159,335)    24,846
  Provision for Taxation...............................................         97       (958)       (799)      (179)
Current Assets: (Increase)/Decrease
  Accounts Receivable..................................................      3,963     (1,068)          2         58
  Tax Refund Due.......................................................          0          0           0          0
  Amounts Due from Subsidiaries........................................          0          0     150,635    (44,935)
  Inventory............................................................     26,782       (590)          0          0
  Deferred Charges.....................................................        191        301         192        192
                                                                         ---------  ---------  ----------  ---------
                                                                            27,750    (12,461)     (8,935)   (20,373)
OTHER
  (Gain)/Loss on Disposal of Assets (classed as investing activity)....        280       (443)          0          0
  Increase/(Decrease) in Deferred Tax..................................     (4,287)    (1,098)       (160)       (47)
                                                                         ---------  ---------  ----------  ---------
                                                                            (4,007)    (1,541)       (160)       (47)
                                                                         ---------  ---------  ----------  ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES...............................     65,990     21,296      (9,946)    (7,896)
                                                                         ---------  ---------  ----------  ---------
                                                                         ---------  ---------  ----------  ---------

         The notes on pages 7 to 20 form part of and should be read in conjunction with these financial statements

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

1 STATEMENT OF ACCOUNTING POLICIES

    These financial statements are presented in accordance with the Companies Act 1993 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.

GENERAL ACCOUNTING POLICIES

    The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.

    Accrual accounting is used to match expenses and revenue. Reliance is placed on the fact that the Company is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES

    Inventories are stated at the lower of net realisable value and cost, using either a first-in, first-out or weighted average basis.

    Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture.

    Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE

    Accounts Receivable are stated at expected realisable value.

FIXED ASSETS

    The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

    Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

                            WHITCOULLS GROUP LIMITED

1 STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    Fixed Assets are depreciated on a straight-line basis at rate which will write off the cost of valuation of those assets over their estimated useful lives. The following lives have been estimated:

Motor Vehicles...............................................  5 years
Furniture and Fittings.......................................  5 to 10 years
Plant and Machinery..........................................  5 to 10 years
Office and EDP Equipment.....................................  3 to 5 years
                                                               30 to 80
Buildings....................................................  years

LEASED ASSETS

    Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES

    Foreign Currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

    The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

GOODWILL

    Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

TAXATION

    Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

FINANCIAL INSTRUMENTS

    The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.

                            WHITCOULLS GROUP LIMITED

1 STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.

CHANGES IN ACCOUNTING POLICES

    There have been no changes in accounting policies.

    All policies have been applied on a basis consistent with those used in the previous year.

2 PROFIT AND LOSS ACCOUNT

                                                                              CONSOLIDATED            COMPANY
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                           $NZ000     $NZ000     $NZ000     $NZ000
                                                                          ---------  ---------  ---------  ---------
Included in the Profit and Loss account are:
  Interest Income.......................................................       (731)      (154)    (9,704)    (8,605)
  Interest Expense on Finance Leases....................................        335        251          0          0
  Interest Expense on Term Loans........................................      9,606     10,994      8,409      7,466
  Other Interest Expense................................................        426        202        344        196
                                                                          ---------  ---------  ---------  ---------
  Net Interest Expense/(Income).........................................      9,636     11,293       (951)      (943)
  Sales.................................................................    613,610    603,393          0         89
  Dividend Income.......................................................        305         58     63,910     12,000
  Share of Associates After Tax Profit/(Loss)...........................       (152)         4          0          0
  Profit on Transfer of Investments in Subsidiaries.....................          0          0        160          0
  Gains/(Losses) on Sale of Fixed Assets................................       (280)      (479)         0          0
  Gains/(Losses) on Sale of Business....................................          0        922          0          0

                            WHITCOULLS GROUP LIMITED

3 TAXATION

PROVISION FOR TAXATION

    The current taxation charge is calculated as follows:

                                                                                CONSOLIDATED            COMPANY
                                                                            --------------------  --------------------
                                                                              1996       1995       1996       1995
                                                                             $NZ000     $NZ000     $NZ000     $NZ000
                                                                            ---------  ---------  ---------  ---------
Net Profit Before Taxation................................................     36,853     33,841     63,303     12,729
Taxation at 33%...........................................................     12,161     11,167     20,890      4,201
Adjusted for the effect of:
Permanent Differences.....................................................     (2,168)     2,371    (20,771)    (3,951)
                                                                            ---------  ---------  ---------  ---------
Net Taxation Charge.......................................................      9,993     13,538        119        250
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Accounted for as follows;
  Current.................................................................     15,909     15,380        279        297
  Deferred................................................................     (5,916)    (1,842)      (160)       (47)
                                                                            ---------  ---------  ---------  ---------
                                                                                9,993     13,538        119        250
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

DEFERRED TAXATION
Opening Balance Asset/(Liability).........................................        627        (42)       (56)      (103)
Charge to P&L.............................................................      5,916      1,842        160         47
Adjustments:
  Transfers...............................................................     (1,629)    (1,173)         0          0
                                                                            ---------  ---------  ---------  ---------
Closing Balance Asset/(Liability).........................................      4,914        627        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
The balance comprises:
  Future Income Tax Benefit...............................................          0        278          0          0
  Deferred Taxation Asset/(Liability).....................................      4,914        349        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                                4,914        627        104        (56)
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

    Future Income Tax Benefits of NZ$2,788,000 relating to taxation losses and other timing differences arising in Angus and Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of

                            WHITCOULLS GROUP LIMITED

3 TAXATION (CONTINUED)
Standard Accounting Practice 12. The effect on this year's tax charge in the Profit and Loss Account is to reduce the charge by NZ$57,000.

                                                                               CONSOLIDATED             COMPANY
                                                                           --------------------  ----------------------
                                                                             1996       1995       1996        1995
                                                                            $NZ000     $NZ000     $NZ000      $NZ000
                                                                           ---------  ---------  ---------  -----------
IMPUTATION CREDIT ACCOUNT
Opening Balance..........................................................     27,088     16,437      7,117       5,498
Income Tax Paid/(Refunded)...............................................     13,722     15,384        627         477
Imputation Credits on Dividends Received.................................        204         35     31,478       5,910
Less: Loss of Continuity Debits..........................................     (5,513)         0     (5,130)          0
Less: Credits Attributable to Dividends Paid.............................    (11,530)    (4,768)   (11,481)     (4,768)
Less: Loss of Continuity Debits--Post Balance Date.......................     (1,360)         0          0           0
                                                                           ---------  ---------  ---------  -----------
                                                                              22,611     27,088     22,611       7,117
                                                                           ---------  ---------  ---------  -----------
                                                                           ---------  ---------  ---------  -----------

4 DIVIDENDS AND BONUS ISSUE

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
FIRST INTERIM DIVIDEND.....................................................      6,050      4,840      6,050      4,840
  Interim dividend of 4 cents per share (1995: 4 cents per share)
SECOND INTERIM DIVIDEND....................................................     10,000          0     10,000          0
FINAL DIVIDEND
No final dividend was proposed (1995: 6 cents per share)...................          0      7,260          0      7,260
                                                                             ---------  ---------  ---------  ---------
                                                                                16,050     12,100     16,050     12,100
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

5 SET-OFF OF ASSETS AND LIABILITIES

    The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

                                                                                CONSOLIDATED              COMPANY
                                                                            --------------------  ------------------------
                                                                              1996       1995        1996         1995
                                                                             $NZ000     $NZ000      $NZ000       $NZ000
                                                                            ---------  ---------  -----------  -----------
Bank Overdraft Prior to Set-Off...........................................     (6,446)   (18,095)     (1,155)      (1,769)
Deposits on Hand..........................................................     15,927      6,919           0            0
                                                                            ---------  ---------  -----------  -----------
Cash in Funds/(Bank Overdraft) after Set-Off..............................      9,481    (11,176)     (1,155)      (1,769)
                                                                            ---------  ---------  -----------  -----------
                                                                            ---------  ---------  -----------  -----------

                            WHITCOULLS GROUP LIMITED

6 ACCOUNTS RECEIVABLE

    Accounts Receivable are recorded net of a provision for doubtful debts.

                                                                                   CONSOLIDATED                  COMPANY
                                                                             ------------------------  ----------------------------
                                                                                1996         1995          1996           1995
                                                                               $NZ000       $NZ000        $NZ000         $NZ000
                                                                             -----------  -----------  -------------  -------------
Provision for Doubtful Debts...............................................         566          480             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    ---          ---
Bad Debts
  Debts Written Off........................................................         279          259             0              0
  Movement In Provision....................................................          86          125             0              0
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    365          384             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                    ---          ---
                                                                                    ---          ---

7 INVENTORY

                                                                                CONSOLIDATED                COMPANY
                                                                            --------------------  ----------------------------
                                                                              1996       1995         1996           1995
                                                                             $NZ000     $NZ000       $NZ000         $NZ000
                                                                            ---------  ---------  -------------  -------------
Finished Goods............................................................     88,538    110,491            0              0
Work in Progress..........................................................      2,222      2,845            0              0
Raw Materials.............................................................      8,483     10,047            0              0
                                                                                                            -              -
                                                                            ---------  ---------
                                                                               99,243    123,383            0              0
                                                                                                            -              -
                                                                                                            -              -
                                                                            ---------  ---------
                                                                            ---------  ---------

    Certain inventories are subject to restrictions of title ie. Romalpa clauses.

8 FIXED ASSETS

                                                                                                   NET
                                                                                       ACCUM      BOOK                     ACCUM
                                                               COST      VALUATION     DEPN       VALUE       COST         DEPN
                                                               $000        $000        $000       $000        $000         $000
                                                             ---------  -----------  ---------  ---------      ---      -----------
30 JUNE 1996
Motor Vehicles.............................................        792           0         348        444           0            0
Capitalised Leased Motor Vehicles..........................      5,651           0       2,398      3,253           0            0
Plant & Machinery..........................................     36,924           0      16,344     20,580           0            0
Office Equipment / Furniture & Fittings....................     37,682           0      19,410     18,272         122           87
Leasehold Improvements.....................................      5,337           0       1,789      3,548           0            0
Buildings..................................................          0      19,000           0     19,000           0            0
Land.......................................................          0      35,185           0     35,185           0            0
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                                86,386      54,185      40,289    100,282         122           87
                                                                                                                                --
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                             ---------  -----------  ---------  ---------         ---

                                                                 NET
                                                                BOOK
                                                                VALUE
                                                                $000
                                                                -----
30 JUNE 1996
Motor Vehicles.............................................           0
Capitalised Leased Motor Vehicles..........................           0
Plant & Machinery..........................................           0
Office Equipment / Furniture & Fittings....................          35
Leasehold Improvements.....................................           0
Buildings..................................................           0
Land.......................................................           0
                                                                     --

                                                                     35
                                                                     --
                                                                     --


                            WHITCOULLS GROUP LIMITED

8 FIXED ASSETS (CONTINUED)

                                                                                                   NET
                                                                                       ACCUM      BOOK                     ACCUM
                                                               COST      VALUATION     DEPN       VALUE       COST         DEPN
                                                               $000        $000        $000       $000        $000         $000
                                                             ---------  -----------  ---------  ---------      ---      -----------
30 JUNE 1995
Motor Vehicles.............................................        697           0         232        465           0            0
Capitalised Leased Motor Vehicles..........................      4,755           0       1,752      3,003           0            0
Plant & Machinery..........................................     36,110           0      12,413     23,697           0            0
Office Equipment / Furniture & Fittings....................     36,914           0      17,957     18,957         104           62
Leasehold Improvements.....................................      3,932           0       1,689      2,243           0            0
Buildings..................................................          0      28,255           0     28,255           0            0
Land.......................................................          0      34,385           0     34,385           0            0
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                                82,408      62,640      34,043    111,005         104           62
                                                                                                                                --
                                                                                                                                --
                                                             ---------  -----------  ---------  ---------         ---
                                                             ---------  -----------  ---------  ---------         ---

                                                                 NET
                                                                BOOK
                                                                VALUE
                                                                $000
                                                                -----
30 JUNE 1995
Motor Vehicles.............................................           0
Capitalised Leased Motor Vehicles..........................           0
Plant & Machinery..........................................           0
Office Equipment / Furniture & Fittings....................          42
Leasehold Improvements.....................................           0
Buildings..................................................           0
Land.......................................................           0
                                                                     --
                                                                     42
                                                                     --
                                                                     --

    Land and Buildings are restated to valuation in accordance with valuation reports of registered independent valuers. Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1996), Colliers Jardine New Zealand Limited (report dated 30 June 1996) and Lockwood & Associates Limited (report dated 30 June 1996). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.

9 INVESTMENTS

                                                                                   CONSOLIDATED              COMPANY
                                                                             ------------------------  --------------------
                                                                                1996         1995        1996       1995
                                                                               $NZ000       $NZ000      $NZ000     $NZ000
                                                                             -----------  -----------  ---------  ---------
Other Investments..........................................................         106          116           5          5
Investment in Subsidiaries.................................................           0            0      48,342     68,360
Associate Companies
  Shares at Cost...........................................................       1,045        1,045           0          0
  Share of
  --Retained Profits.......................................................         300          452           0          0
  --Revaluations...........................................................         252          252           0          0
  Advances to Associates...................................................         907          654           0          0
                                                                                  -----        -----   ---------  ---------
                                                                                  2,504        2,403           0          0
                                                                                  -----        -----   ---------  ---------
                                                                                  2,610        2,519      48,347     68,365
                                                                                  -----        -----   ---------  ---------
                                                                                  -----        -----   ---------  ---------

10 DEFERRED CHARGES

    Deferred Charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loan. The amortisation in the year amounted to $191,000 (1995: $301,000).

                            WHITCOULLS GROUP LIMITED

11 LOANS

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
Loans--Secured.............................................................     85,587     99,882     37,083     66,981
Less: Included in Current Liabilities......................................     30,000     20,000     30,000     20,000
                                                                             ---------  ---------  ---------  ---------
                                                                                55,587     79,882      7,083     46,981
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Repayable as follows:
  Between 1 and 2 years....................................................     55,587     79,882      7,083     46,981
  Between 2 and 5 years....................................................          0          0          0          0
                                                                             ---------  ---------  ---------  ---------
                                                                                55,587     79,882      7,083     46,981
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

    The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

    Interest rates charged during the year ranged from 8.7% to 9.5%.

12 FINANCE LEASE LIABILITIES

    The consolidated future lease rental payments under finance leases are:

                                                                                   CONSOLIDATED                  COMPANY
                                                                             ------------------------  ----------------------------
                                                                                1996         1995          1996           1995
                                                                               $NZ000       $NZ000        $NZ000         $NZ000
                                                                             -----------  -----------  -------------  -------------
Not later than 1 year......................................................       3,532        1,388             0              0
1--2 years.................................................................          85        1,060             0              0
2--5 years.................................................................          17          936             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,634        3,384             0              0
Less future interest expense...............................................         494          460             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,140        2,924             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  -----        -----
Representing:
  Current Liability........................................................       3,042        1,134             0              0
  Term Liability...........................................................          98        1,790             0              0
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  3,140        2,924             0              0
                                                                                                                 -              -
                                                                                                                 -              -
                                                                                  -----        -----
                                                                                  -----        -----

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

13 OPERATING LEASE COMMITMENTS

                                                                               CONSOLIDATED                COMPANY
                                                                           --------------------  ----------------------------
                                                                             1996       1995         1996           1995
                                                                            $NZ000     $NZ000       $NZ000         $NZ000
                                                                           ---------  ---------  -------------  -------------
Commitments under operating leases are due as follows:
  Not later than 1 year..................................................     34,755     31,272            0              0
  1--2 years.............................................................     29,169     28,911            0              0
  2--5 years.............................................................     53,153     44,607            0              0
  Over 5 years...........................................................     27,592     13,701            0              0
                                                                                                           -              -
                                                                           ---------  ---------
                                                                             144,669    118,491            0              0
                                                                                                           -              -
                                                                                                           -              -
                                                                           ---------  ---------
                                                                           ---------  ---------

    Included in operating lease commitments are leases of premises currently not in use or subleased at a net loss. Decisions to vacate or sublease these premises have generally been taken in the ordinary course of business and benefits would be expected to accrue to the group from these decisions. The net present value of commitments under these leases is $2,336,000 of which $839,000 has been recognised as a charge to the Profit & Loss Account in the current period.

14 SHARE CAPITAL

ISSUED AND PAID IN CAPITAL

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                              $NZ000     $NZ000     $NZ000     $NZ000
                                                                             ---------  ---------  ---------  ---------
121,000,398 (1995: 121,000,398) Ordinary Shares............................     55,795     55,795     55,795     55,795
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

15 RESERVES

                                                                                 CONSOLIDATED                COMPANY
                                                                             --------------------  ----------------------------
                                                                               1996       1995         1996           1995
                                                                              $NZ000     $NZ000       $NZ000         $NZ000
                                                                             ---------  ---------  -------------  -------------
ASSET REVALUATION RESERVE
  Opening Balance..........................................................     23,984     24,597            0              0
  Revaluation..............................................................       (425)      (548)           0              0
  Adjustment for Assets Sold...............................................       (838)       (65)           0              0
                                                                                                             -              -
                                                                             ---------  ---------
  Closing Balance..........................................................     22,721     23,984            0              0

CURRENCY TRANSLATION RESERVE
  Opening Balance..........................................................        167        110            0              0
  Movements................................................................       (412)        57            0              0
                                                                                                             -              -
                                                                             ---------  ---------
  Closing Balance..........................................................       (245)       167            0              0
                                                                                                             -              -
                                                                             ---------  ---------
  TOTAL RESERVES...........................................................     22,476     24,151            0              0
                                                                                                             -              -
                                                                                                             -              -
                                                                             ---------  ---------
                                                                             ---------  ---------

                            WHITCOULLS GROUP LIMITED

16 SEGMENTAL REPORTING

                                                               NEW ZEALAND            AUSTRALIA            CONSOLIDATED
                                                           --------------------  --------------------  --------------------
                                                             1996       1995       1996       1995       1996       1995
BY GEOGRAPHIC SEGMENTS                                      $NZ000     $NZ000     $NZ000     $NZ000     $NZ000     $NZ000
                                                           ---------  ---------  ---------  ---------  ---------  ---------
REVENUE
  Sales Outside the Group................................    485,453    472,718    128,310    130,737    613,763    603,455
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST, TAX AND AMORTISATION OF
  GOODWILL...............................................     48,348     48,271      1,053       (163)    49,401     48,108
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
Amortisation of Goodwill.................................                                                  2,912      2,974
                                                                                                       ---------  ---------
EARNINGS BEFORE INTEREST AND TAX.........................                                                 46,489     45,134
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
TOTAL ASSETS.............................................    261,222    287,767     49,562     51,603    310,784    339,370
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

                                                                  RETAIL            MANUFACTURING          CONSOLIDATED
                                                           --------------------  --------------------  --------------------
                                                             1996       1995       1996       1995       1996       1995
                                                            $NZ000     $NZ000     $NZ000     $NZ000     $NZ000     $NZ000
                                                           ---------  ---------  ---------  ---------  ---------  ---------
BY ACTIVITY SEGMENT
REVENUE
Sales Outside the Group..................................    514,228    502,208     99,535    101,247    613,763    603,455
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
Sales to Group Companies.................................          0          0     35,112     32,969
                                                           ---------  ---------  ---------  ---------
                                                             514,228    502,208    134,647    134,216
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
EARNINGS BEFORE INTEREST, TAX AND AMORTISATION OF
  GOODWILL...............................................     32,432     31,409     16,969     16,699     49,401     48,108
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------
Amortisation of Goodwill.................................                                                 (2,912)    (2,974)
                                                                                                       ---------  ---------
EARNINGS BEFORE INTEREST AND TAX.........................                                                 46,489     45,134
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
TOTAL ASSETS.............................................    240,003    258,957     70,781     80,412    310,784    339,370
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------

17 RELATED PARTIES

    The parent company is Rank Commercial Limited. During the year Rank Commercial Limited obtained 100% ownership of Whitcoulls Group Limited.

    Related party transactions are limited to those companies which are included within the consolidation, except for the transfer of taxation losses of $8,359,000 from Rank Commercial Limited to the group, which has reduced the taxation charge in the current period by $2,758,000.

                            WHITCOULLS GROUP LIMITED

17 RELATED PARTIES (CONTINUED)
    Significant subsidiaries consolidated at 30 June 1996 are:

                                                       % OWNED     PRINCIPAL ACTIVITY
                                                    -------------  --------------------------------------------------
Whitcoulls Limited................................          100    Book & Stationery Retailing
London Bookshops Limited..........................          100    Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited...........          100    Book & Stationery Retailing
GH Bennett & Company Limited......................          100    Tertiary & Professional Book Retailing

Croxley Stationery Limited........................          100    Stationery Manufacturing & Wholesaling

Armidale Industries Limited.......................           65    Stationery Manufacturing
OTC Office Supplies Limited.......................          100    Commercial Stationery Retailing
Whitcoulls Office Products Limited................          100    Commercial Stationery Retailing
Hollands Limited..................................          100    Commercial Stationery Retailing

School Supplies Limited...........................          100    Scholastic Stationery Retailing
GPO Holdings Limited..............................          100    Printing & Publishing
WGL Retail Holdings Limited.......................          100    Holding Company
WGL Stationery Holdings Limited...................          100    Holding Company
Whitcoulls Group Services Limited.................          100    Management Services

    Significant Associate Companies equity accounted at 30 June 1996 are:

University Bookshop (Auckland)
  Limited...............................          50   Tertiary Book Retailing
University Bookshop (Canterbury)
  Limited...............................          50   Tertiary Book Retailing
University Bookshop (Otago) Limited.....          50   Tertiary Book Retailing

    Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                                                     COMPANY
                                                                             ------------------------
                                                                                1996         1995
                                                                               $NZ000       $NZ000
                                                                             -----------  -----------
Interest Charged to Subsidiaries...........................................       9,423        8,605
Management Fees from Subsidiaries..........................................           0           89

    Shares in certain subsidiary companies, with a book value of $20 million were sold in the year to another subsidiary company for $20.2 million. Within the parent company, provision has been made for amounts owing by subsidiaries not considered collectible amounted to $1,117,000 (1995:NIL), these have previously been accounted for on consolidation of the group. The outstanding balances at year end are disclosed in the Balance Sheet, and the financing cashflows are disclosed in the Statement of Cash Flows.

                            WHITCOULLS GROUP LIMITED

18 FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

    Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia-- Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

    The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.

INTEREST RATE

    The Group has long term borrowings which are used to fund on-going activities. These borrowings have short dated interest rate maturity dates of generally 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                                                                 CONSOLIDATED            COMPANY
                                                                             --------------------  --------------------
                                                                               1996       1995       1996       1995
                                                                               $000       $000       $000       $000
                                                                             ---------  ---------  ---------  ---------
Interest Rate Swaps........................................................     83,015     91,000     60,000     70,000

INTEREST RATE REPRICING

    The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 9.05% to 9.35%.

CREDIT RISK

    In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect of debtors is limited due to the large numbers of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

    As at balance date, the fair value of the interest swap agreements were $140,000 in Whitcoulls favour. This value was calculated based on the variance between the fixed interest rates contracted under the swap agreements and the forward swap rates at balance date. The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.

                            WHITCOULLS GROUP LIMITED

19 EVENTS SUBSEQUENT TO BALANCE DATE

    The following significant events occurred subsequent to balance date:

         a) A taxable bonus issue of 13,500,000 new ordinary shares was made to Rank Commercial Limited(RCL) on 22 July 1996 at an issue price of $4 per share. The bonus issue was classified as a dividend for taxation purposes and Whitcoulls Group Limited (WGL) attached the appropriate imputation credits to the dividend.

         b) A buyback of 25,750,000 ordinary shares by WGL from RCL took place on 23 July 1996 at a price of $4 per share. The share buyback was financed by further third party external borrowings.

         c) RCL has sold all the shares in WGL to Blue Star Group Limited (BSG) which is 100% owned by US Office Products Company (USOP). The sale agreement ("Stock Purchase Agreement") between RCL, BSG and USOP was dated 22 July 1996 and was effective on 26 July 1996 (the closing date).

        As at the time of completing these financial statements, negotiations are continuing between the parties to the Stock Purchase Agreement in relation to warranted net tangible assets for the purposes of the acquisition. It is not possible at this time to estimate the ultimate outcome of these negotiations and the potential impact (if any) they may have on these financial statements at 30 June 1996. Accordingly, no adjustments, in relation to the ongoing negotiations have been made in these financial statements.

         d) Following acquisition all the third party external debt of WGL was repaid by BSG and USOP, who continue to fund ongoing operations.

20 CONTINGENT LIABILITIES/ASSETS

    The group has a contingent liability in respect of a taxation investigation of $ 17.4 million which existed at the time of purchase of certain businesses. No losses are anticipated as the group has an indemnity from the vendor of those businesses.

    The group has certain tax returns for prior years currently being reviewed by the Inland Revenue Department. In accordance with the Stock Purchase Agreement between Rank Commercial Ltd and Blue Star Group Ltd, Rank Commercial Ltd has indemnified Blue Star Group Limited for differences if any, that may arise in respect of these matters currently being investigated.

    Angus & Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bilbury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million. No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.

    There were no other material contingent liabilities/assets.

21 CAPITAL COMMITMENTS

    There were no material capital commitments at year end. (1995: NIL)

                            WHITCOULLS GROUP LIMITED

22 CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

    As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

    1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

    2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

    3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S. GAAP requires that these gains within specified limits be recognised over the term of the related lease.

    4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the currency translation reserve.

    5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

    6. Under US GAAP minority interests would not be presented as a component of Total Equity.

    A reconciliation of the key components of the financial statements between New Zealand GAAP and US GAAP are as follows:

                                                                                                  NON
                                       SHAREHOLDER      FIXED                                   CURRENT     DEFERRED
                                         EQUITY        ASSETS      INVESTMENT     GOODWILL    LIABILITIES      TAX
                                      -------------  -----------  -------------  -----------  -----------  -----------
                                         $NZ000        $NZ000        $NZ000        $NZ000       $NZ000       $NZ000
YEAR ENDED 30 JUNE 1996
Reported under NZ GAAP..............      158,043       100,282         2,610        50,009       55,685       (4,914)
1. Adjustments related to changes in
  accounting for Fixed Assets.......      (20,234)      (19,983)         (251)
3. Adjustments related to changes in
  the accounting for sale and
  leaseback transactions............         (762)
4. Adjustment related to using
  weighted average exchange rate
  rather than year end exchange rate
  for earnings of foreign
  subsidiary........................
5. Adjustments for differences
  between assigned values and tax
  basis on acquisition..............          (80)                                      323                       403
6. Adjustments for reclassification
  of Minority Interest..............         (702)                                                   702
                                      -------------  -----------        -----    -----------  -----------  -----------
Restated under US GAAP..............      136,265        80,299         2,359        50,332       56,387       (4,511)
                                      -------------  -----------        -----    -----------  -----------  -----------
                                      -------------  -----------        -----    -----------  -----------  -----------


                                        DEFERRED     NET PROFIT
                                         INCOME       AFTER TAX
                                      -------------  -----------
                                         $NZ000        $NZ000
YEAR ENDED 30 JUNE 1996
Reported under NZ GAAP..............            0        26,728
1. Adjustments related to changes in
  accounting for Fixed Assets.......                      1,181
3. Adjustments related to changes in
  the accounting for sale and
  leaseback transactions............          762            82
4. Adjustment related to using
  weighted average exchange rate
  rather than year end exchange rate
  for earnings of foreign
  subsidiary........................                        (87)
5. Adjustments for differences
  between assigned values and tax
  basis on acquisition..............                        (20)
6. Adjustments for reclassification
  of Minority Interest..............
                                              ---    -----------
Restated under US GAAP..............          762        27,884
                                              ---    -----------
                                              ---    -----------

                            WHITCOULLS GROUP LIMITED

22 CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS. (CONTINUED)

                                                                                        NON
                             SHAREHOLDER      FIXED                                   CURRENT     DEFERRED      DEFERRED
                               EQUITY        ASSETS      INVESTMENT     GOODWILL    LIABILITIES      TAX         INCOME
                            -------------  -----------  -------------  -----------  -----------  -----------  -------------
                               $NZ000        $NZ000        $NZ000        $NZ000       $NZ000       $NZ000        $NZ000
YEAR ENDED 30 JUNE 1995
Reported under NZ GAAP....      148,100       111,005         2,519        52,158       81,672         (627)            0
1. Adjustments related to
  changes in accounting
  for Fixed Assets........      (21,837)      (21,586)         (251)
2. Adjustments related to
  changes in accounting
  for Dividends...........        7,260
3. Adjustments related to
  changes in the
  accounting for sale and
  leaseback
  transactions............         (844)                                                                              844
4. Adjustment related to
  using weighted average
  exchange rate rather
  than year end exchange
  rate for earnings of
  foreign subsidiary......
5. Adjustments for differ-
  ences between assigned
  values and tax basis on
  acquisition.............          (60)                                      343                       403
6. Adjustments for
  reclassification of
  Minority Interest.......         (600)                                                   600
                            -------------  -----------        -----    -----------  -----------         ---           ---
Restated under US GAAP....      132,019        89,419         2,268        52,501       82,272         (224)          844
                            -------------  -----------        -----    -----------  -----------         ---           ---
                            -------------  -----------        -----    -----------  -----------         ---           ---

                             PROVISION
                                FOR      NET PROFIT
                             DIVIDEND     AFTER TAX
                            -----------  -----------
                              $NZ000       $NZ000
YEAR ENDED 30 JUNE 1995
Reported under NZ GAAP....       7,260       20,188
1. Adjustments related to
  changes in accounting
  for Fixed Assets........                      789
2. Adjustments related to
  changes in accounting
  for Dividends...........      (7,260)
3. Adjustments related to
  changes in the
  accounting for sale and
  leaseback
  transactions............                       82
4. Adjustment related to
  using weighted average
  exchange rate rather
  than year end exchange
  rate for earnings of
  foreign subsidiary......                      332
5. Adjustments for differ-
  ences between assigned
  values and tax basis on
  acquisition.............                      (20)
6. Adjustments for
  reclassification of
  Minority Interest.......
                            -----------  -----------
Restated under US GAAP....           0       21,371
                            -----------  -----------
                            -----------  -----------

                            WHITCOULLS GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

1. NATURE OF BUSINESS

    Whitcoulls Group Ltd operates nine main subsidiary companies.

    Summarised below are the activities for each of the main subsidiaries:

    Whitcoulls Ltd operates 68 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

    London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

    Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 85 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

    OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

    Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 18 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

    Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

    School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

    Croxley Stationery Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its products range at its four factories.

    GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2. PROFIT AND LOSS ACCOUNT

    Operating expenses in the Profit and Loss Account comprise;

                                                                                                   1996       1995
                                                                                                  NZ$000     NZ$000
                                                                                                 ---------  ---------
Cost of Product sold...........................................................................    386,127    392,557
Selling, General, Administrative and Other Expenses............................................    126,025    116,832
                                                                                                 ---------  ---------
Total Operating Expenses.......................................................................    512,152    509,389
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            WHITCOULLS GROUP LIMITED

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

3. STATEMENT OF CASH FLOWS

    NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

    Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year and reduce cash paid by financing activities by NZ$11,176,000 in the 1996 year.

    The restated cash flow in summary form is as follows:

                                                                                                 1996       1995
                                                                                                NZ$000     NZ$000
                                                                                               ---------  ---------
Net Cash flows from Operating Activities.....................................................     65,990     21,296
Cash Flows from Investing Activities.........................................................     (4,599)   (13,012)
Cash Flows from Financing Activities.........................................................    (51,337)    (8,755)
Net Cash (Disbursements) during period.......................................................     10,054       (471)
Cash at beginning of period..................................................................     --            197
Impact of Foreign Exchange...................................................................       (573)       274
                                                                                               ---------  ---------
Cash at end of Period........................................................................      9,481        Nil
                                                                                               ---------  ---------

4. FINANCE LEASE LIABILITIES

    Finance lease commitments disclosed in Note 12 comprises:

                                                                                                    1996         1995
                                                                                                   NZ$000       NZ$000
                                                                                                 -----------  -----------
Repayable:
Current........................................................................................       3,532        1,388
1 & 2 years....................................................................................          85        1,060
2 & 3 years....................................................................................          17          936
                                                                                                      -----        -----
                                                                                                      3,634        3,384
                                                                                                      -----        -----
Less
Future Interest Expense........................................................................         494          460
                                                                                                      -----        -----
                                                                                                      3,140        2,924
                                                                                                      -----        -----

5. EARNINGS PER SHARE

                                                                                1996         1995
                                                                               NZ$000       NZ$000
                                                                             -----------  -----------
Earnings per share (cents).................................................        23.0         17.7

                            WHITCOULLS GROUP LIMITED

                 ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
                       YEARS ENDED 30 JUNE 1996 AND 1995

6. LOANS

    Included in loans is Australian denominated debt NZ$48.5 million for the year ended 30 June 1996 and NZ$32.9 million for the year ended 30 June 1995.

7. NON-CASH FINANCING ACTIVITIES

    New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital at a combined amount equal to the fair value of the additional shares issued.

    On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ $22,138,000, which under US GAAP would have been transferred from Retained Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

8. FOREIGN SUBSIDIARIES

    Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$5,709,000 as at 30 June 1996 and NZ$4,884,000 as at 30 June 1995.

9. UNUSED LETTERS OF CREDIT

                                                                              1996          1995
                                                                             NZ$000        NZD$000
                                                                           -----------  -------------
Total as at 30 June......................................................         612           588

10. OPERATING LEASE EXPENSE

    Operating lease expense comprise:

                                                                                                 1996        1995
                                                                                                NZ$000      NZD$000
                                                                                               ---------  -----------
Base.........................................................................................     41,495      35,339
Contingent...................................................................................        567         450
Less sub-lease...............................................................................     (3,328)     (2,511)
                                                                                               ---------  -----------
                                                                                                  38,734      33,268

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
SFI Corp.:

    We have audited the accompanying balance sheet of SFI Corp. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Norfolk, Virginia
August 28, 1996

                                   SFI CORP.

                                 BALANCE SHEETS

                         (IN 000'S, EXCEPT SHARE DATA)

                                                                                      DECEMBER 31,  SEPTEMBER 30,
                                                                                          1995          1996
                                                                                      ------------  -------------
                                                                                                     (UNAUDITED)
  ASSETS (NOTES 4 AND 5)
Current assets:
  Cash..............................................................................   $        4             4
  Trade accounts receivable, less allowance for doubtful accounts of $409 in 1995
    and $695 in 1996................................................................       15,543        14,196
  Inventories (note 2)..............................................................        3,638         3,784
  Prepaid expenses..................................................................          117           183
  Other accounts receivable.........................................................          121           175
                                                                                      ------------  -------------
    Total current assets............................................................       19,423        18,342
  Property, plant and equipment, net (notes 3 and 6)................................        3,586         3,570
  Other assets, net.................................................................        1,068           912
                                                                                      ------------  -------------
      Total assets                                                                     $   24,077        22,824
                                                                                      ------------  -------------
                                                                                      ------------  -------------
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft....................................................................   $    1,888         2,099
  Line of credit facility (notes 5 and 12)..........................................        4,204         7,489
  Current installments of long-term debt (note 4)...................................          170           146
  Current installments of obligations under capital leases (note 6).................          174           149
  Trade accounts payable............................................................        4,677         4,186
  Accrued compensation and benefits.................................................        1,272           732
  Other accrued expenses............................................................          829         1,449
  Income taxes payable..............................................................           68        --
  Due to related parties (note 9)...................................................          620           850
                                                                                      ------------  -------------
      Total current liabilities.....................................................       13,902        17,100
Revolving credit facility (notes 5 and 12)..........................................        3,500        --
Long-term debt, excluding current installments (note 4).............................          598           494
Obligations under capital leases, excluding current installments (note 6)...........          238           124
                                                                                      ------------  -------------
      Total liabilities.............................................................       18,238        17,718
                                                                                      ------------  -------------
Stockholders' equity:
  Common stock, no par value, 15,680,000 shares authorized 4,000,000 shares issued
    and outstanding (note 12).......................................................       --            --
  Additional paid-in capital........................................................           37            37
  Retained earnings.................................................................        5,802         5,069
                                                                                      ------------  -------------
      Total stockholder's capital...................................................        5,839         5,106
                                                                                      ------------  -------------
Commitments, contingencies and subsequent events
  (notes 5, 6, 9, 10 and 12)
                                                                                      ------------  -------------
      Total liabilities and stockholders' equity....................................   $   24,077        22,824
                                                                                      ------------  -------------
                                                                                      ------------  -------------

                See accompanying notes to financial statements.

                                   SFI CORP.

                              STATEMENTS OF INCOME

                                   (IN 000'S)

                                                                                                 NINE MONTHS ENDED
                                                                                   YEAR ENDED      SEPTEMBER 30,
                                                                                  DECEMBER 31,  --------------------
                                                                                      1995        1995       1996
                                                                                  ------------  ---------  ---------
                                                                                                    (UNAUDITED)
Net sales.......................................................................   $   75,714      54,429     65,259
Cost of goods sold..............................................................       49,296      35,564     42,235
                                                                                  ------------  ---------  ---------
      Gross profit..............................................................       26,418      18,865     23,024

Selling, general and administrative expenses....................................       22,520      16,141     19,897
Nonrecurring expenses (note 12).................................................       --          --            792
                                                                                  ------------  ---------  ---------
      Operating income..........................................................        3,898       2,724      2,335
Interest expense................................................................         (690)       (486)      (603)
                                                                                  ------------  ---------  ---------
      Income before state income taxes..........................................        3,208       2,238      1,732
State income tax expense........................................................          225         157        121
                                                                                  ------------  ---------  ---------
      Net income................................................................   $    2,983       2,081      1,611
                                                                                  ------------  ---------  ---------
                                                                                  ------------  ---------  ---------
Pro forma income data:
  Income before income taxes....................................................        3,208       2,238      1,732
  Pro forma provision for income taxes (unaudited)..............................        1,283         895        693
                                                                                  ------------  ---------  ---------
      Pro forma net income (unaudited)..........................................   $    1,925       1,343      1,039
                                                                                  ------------  ---------  ---------
                                                                                  ------------  ---------  ---------

                See accompanying notes to financial statements.

                                   SFI CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                         (IN 000'S, EXCEPT SHARE DATA)

                                                            COMMON STOCK        ADDITIONAL                  TOTAL
                                                        ---------------------     PAID-IN     RETAINED   STOCKHOLDERS'
                                                          SHARES     AMOUNT       CAPITAL     EARNINGS      EQUITY
                                                        ----------  ---------  -------------  ---------  ------------
Balance at December 31, 1994..........................   4,000,000  $  --               37    $   5,010   $    5,047
Net income............................................      --         --           --            2,983        2,983
Distributions to stockholders (note 8)................      --         --           --           (2,191)      (2,191)
                                                        ----------  ---------          ---    ---------  ------------
Balance at December 31, 1995..........................   4,000,000     --               37        5,802        5,839
Net income (unaudited)................................      --         --           --            1,611        1,611
Distributions to stockholders (unaudited).............      --         --           --           (2,344)      (2,344)
                                                        ----------  ---------          ---    ---------  ------------
Balance at September 30, 1996 (unaudited).............   4,000,000  $  --               37    $   5,069   $    5,106
                                                        ----------  ---------          ---    ---------  ------------
                                                        ----------  ---------          ---    ---------  ------------

                See accompanying notes to financial statements.

                                   SFI CORP.

                            STATEMENTS OF CASH FLOWS

                                   (IN 000'S)

                                                                                                   NINE MONTHS ENDED
                                                                                    YEAR ENDED       SEPTEMBER 30,
                                                                                   DECEMBER 31,   --------------------
                                                                                       1995         1995       1996
                                                                                   -------------  ---------  ---------
                                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................................................    $   2,983        2,081      1,611
                                                                                        ------    ---------  ---------
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
      Depreciation and amortization..............................................          775          495        643
      Changes in assets and liabilities increasing (decreasing) cash:
          Trade accounts receivable..............................................       (5,057)      (3,288)     1,347
          Inventories............................................................       (1,461)      (1,065)      (146)
          Prepaid expenses.......................................................          (83)        (181)       (66)
          Other accounts receivable..............................................          (59)        (164)       (54)
          Other assets...........................................................          (78)        (254)        80
          Trade accounts payable.................................................        1,875        1,040       (491)
          Accrued expenses.......................................................          889          320         80
          Income taxes payable...................................................           53       --            (68)
          Due to related parties.................................................          184         (130)       230
                                                                                        ------    ---------  ---------
            Total adjustments....................................................       (2,962)      (3,227)     1,555
                                                                                        ------    ---------  ---------

            Net cash provided by (used in) operating activities..................           21       (1,146)     3,166
                                                                                        ------    ---------  ---------
Cash flows from investing activities:
  Acquisitions of property, plant and equipment..................................       (1,356)      (1,039)      (551)
  Acquisitions of customer lists and other assets................................         (161)        (161)    --
  Repayment of advances to related parties.......................................          132           60     --
                                                                                        ------    ---------  ---------
            Net cash used in investing activities................................       (1,385)      (1,140)      (551)
                                                                                        ------    ---------  ---------
Cash flows from financing activities:
  Increase in bank overdraft.....................................................    $     573          187        211
  Borrowings under long-term revolving credit facility...........................        3,500        3,500     --
  Net borrowings (repayments) on line of credit facility.........................         (327)         201       (215)
  Payment of debt issuance costs.................................................          (29)         (29)    --
  Proceeds from issuance of long-term debt.......................................          300          300        168
  Principal payments on long-term debt...........................................         (309)        (267)      (296)
  Repayments of obligations under capital leases.................................         (151)         (80)      (139)
  Distributions to stockholders..................................................       (2,191)      (1,525)    (2,344)
                                                                                        ------    ---------  ---------
            Net cash provided by (used in) financing activities..................        1,366        2,287     (2,615)
                                                                                        ------    ---------  ---------
Net increase in cash.............................................................    $       2            1     --

Cash at beginning of period......................................................            2            2          4
                                                                                        ------    ---------  ---------
Cash at end of period............................................................    $       4            3          4
                                                                                        ------    ---------  ---------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
      Interest...................................................................    $     696          468        587
                                                                                        ------    ---------  ---------
                                                                                        ------    ---------  ---------
      State income taxes.........................................................    $     185          164        216
                                                                                        ------    ---------  ---------
                                                                                        ------    ---------  ---------
Supplemental disclosures of noncash investing and financing activities:
      Acquisitions of property and equipment through capital leases..............    $     356          347     --
                                                                                        ------    ---------  ---------
                                                                                        ------    ---------  ---------

                See accompanying notes to financial statements.

                                   SFI CORP.

                         NOTES TO FINANCIAL STATEMENTS

                         (IN 000'S, EXCEPT SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) NATURE OF BUSINESS

    SFI Corp. (the Company), incorporated in New York, is a value added reseller of printing products, ad specialties and office products. The Company markets its products principally in the Midatlantic region of the United States through a network of 21 sales offices in 13 states. The Company also operates six distribution centers.

    While a substantial portion of the Company's products are purchased directly from others, some products are manufactured internally by Stanform Printers, the Company's manufacturing division.

    (b) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Property, plant and equipment under capital leases are stated at the present value of minimum lease payments or the fair value of the leased asset, whichever is lower. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the property as follows:

Building.......................................................   30 years
Leasehold improvements.........................................   10 years
Purchased computer software....................................    5 years
Machinery and equipment........................................  5-10 years
Automobiles....................................................    5 years

    (c) INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

    (d) OTHER ASSETS

    Other assets consist principally of goodwill, deferred financing costs and deposits. Goodwill, which represents the excess of the purchase price over the fair value of net assets acquired, is being amortized over a period of 25 years using the straight-line method. The recoverability of goodwill is evaluated based upon the estimated projected cash flows to which it relates. Deferred financing costs are being amortized on a straight-line basis over the life of the related loan which approximates the effective interest method. Accumulated amortization on intangible assets amounted to $219 at December 31, 1995.

    (e) INCOME TAXES

    The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under section 1372 of the Internal Revenue Code, which provides that, in lieu of corporate income tax, the stockholders are taxed on their proportionate share of the Company's taxable income. A similar election has not been made for certain state and local income taxes.

    (f) REVENUE RECOGNITION

    Revenue is generally recognized as orders are shipped to customers. When customers, under the terms of specific orders, request that the Company invoice goods on a bill and hold basis, the Company recognizes revenue based on the date goods are available for shipment.

                                   SFI CORP.

                         (IN 000'S, EXCEPT SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Inventory held by the Company under bill and hold arrangements at December 31, 1995 amounted to approximately $3,900. This inventory has been fully insured by the Company.

    (g) PRO FORMA NET INCOME (UNAUDITED)

    The pro forma information presented in the statements of income reflect the pro forma effects of income taxes at an effective rate of 40%, as if the Company had been a taxable entity in all tax jurisdictions.

    (h) INTERIM FINANCIAL INFORMATION

    Interim financial information for the nine month periods ended September 30, 1995 and 1996 are unaudited. In the opinion of management, this information reflects all adjustments, consisting only of adjustments of a normal recurring nature, necessary for fair presentation of such financial statements. Financial results for interim periods are not necessary indicative of results for a full year.

    (i) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) INVENTORIES

    Inventories at December 31, 1995 consist of the following:

Purchased for resale................................................  $   3,351
Finished goods......................................................         46
Work in process.....................................................         54
Raw materials.......................................................        187
                                                                      ---------
      Total inventories.............................................  $   3,638
                                                                      ---------
                                                                      ---------

(3) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at December 31, 1995 consists of the following:

Land...............................................................  $     200
Building...........................................................        900
Leasehold improvements.............................................        287
Purchased computer software........................................      1,449
Machinery and equipment............................................      4,519
Automobiles........................................................         95
                                                                     ---------
      Total........................................................      7,450

Accumulated depreciation and amortization..........................     (3,864)
                                                                     ---------
      Total property, plant and equipment, net.....................  $   3,586
                                                                     ---------
                                                                     ---------

                                   SFI CORP.

                         (IN 000'S, EXCEPT SHARE DATA)

(4) LONG-TERM DEBT

    Long-term debt at December 31, 1995 consists of the following:

9.45% note payable in monthly installments of $6, plus interest, through March 1999; secured by certain real and personal
  property...........................................................  $     238
7.35% note payable in monthly installments of $5, plus interest, with final payment of $192 due January 31, 2001; secured by certain real
  and personal property..............................................        497
Other................................................................         33
                                                                       ---------
      Total long-term debt...........................................        768

Less current installments............................................        170
                                                                       ---------
      Long-term debt, excluding current installments.................  $     598
                                                                       ---------
                                                                       ---------

    The aggregate maturities of long-term debt for fiscal years after December 31, 1995 are as follows: 1996, $170; 1997, $137; 1998, $137; 1999, $75; 2000,
$57; and thereafter, $192.

(5) LINE OF CREDIT FACILITIES

    In May 1995, the Company entered into an agreement with a commercial bank which provided for a $5,500 line of credit and a $3,500 revolving credit facility (the facilities). Under the terms of the line of credit, the Company could borrow up to $5,500 through May 31, 1996. The Company had borrowed $4,204 against the line of credit at December 31, 1995. As discussed in note 12, the line of credit was renewed and the agreement amended in August 1996.

    The revolving credit facility, which was fully extended at December 31, 1995 and previously expired on January 1, 2001, was amended in August 1996 to expire on October 2, 1997 (note 12).

    The agreement governing the facilities provides for various borrowing rate options including borrowing rates based on the bank's prime rate and a spread over the London Interbank Offered Rate (LIBOR) ranging from 1.75% to 2.40%. The Company must pay a monthly commitment fee ranging from .32% to .375% on the average unused portion of the line of credit. The weighted average interest rate on borrowings under the line of credit and the revolving credit facility during 1995 was 8.1%.

    Borrowings under the line of credit and revolving credit facility are secured by substantially all of the Company's assets. Further, the agreement, among other things, restricts mergers and consolidations, transactions with affiliates, the amount of capital expenditures, debt incurred and cash dividends paid. The Company is also required to maintain certain specified financial ratios including a minimum current ratio, a maximum debt coverage ratio and a maximum debt to tangible net worth ratio. As of December 31, 1995, the company had violated certain covenants under the agreement. In conjunction with the amendments discussed in note 12, the lender agreed to amend these covenants to resolve the instances of noncompliance with the agreement. At September 30, 1996, the Company was also in violation of certain covenants under the agreement. However, it is anticipated that the line of credit and the revolving credit facility will be paid in full upon the completion of the business combination discussed in note 12. As such, the entire outstanding balance has been included in current liabilities in the accompanying September 30, 1996 unaudited balance sheet.

                                   SFI CORP.

                         (IN 000'S, EXCEPT SHARE DATA)

(6) LEASES

    The Company is obligated under various capital leases for certain computer equipment, computer software, office equipment and automobiles that expire at various dates during the next four years. At December 31, 1995, the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:

Computer software....................................................  $      35
Machinery and equipment..............................................        554
                                                                       ---------
                                                                             589

Less accumulated amortization........................................        203
                                                                       ---------
                                                                       $     386
                                                                       ---------
                                                                       ---------

    Amortization expense related to assets held under capital leases was $130 for the year ended December 31, 1995.

    The Company also has several noncancelable operating leases, primarily for office and warehouse space, that expire over the next nine years. These leases generally contain renewal options for periods ranging from two to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense, including executory costs, for operating leases during the year ended December 31, 1995 was $794.

    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1995 are:

                                                                             CAPITAL     OPERATING
YEAR ENDING DECEMBER 31,                                                     LEASES       LEASES
-------------------------------------------------------------------------  -----------  -----------
1996.....................................................................   $     197          743
1997.....................................................................         149          505
1998.....................................................................          89          416
1999.....................................................................          16          335
2000.....................................................................          --          286
Thereafter...............................................................          --          805
                                                                                -----   -----------
Total minimum lease payments.............................................         451    $   3,090
                                                                                        -----------
                                                                                        -----------
Less amounts representing interest.......................................          39
                                                                                -----
Net present value of minimum capital lease payments......................         412

Less current installments of obligations under capital leases............         174
                                                                                -----
Obligations under capital leases, excluding current installments.........   $     238
                                                                                -----
                                                                                -----

(7) 401(k) PLAN

    The Company has a 401(k) defined contribution plan covering substantially all of the employees of the Company. Under the provisions of the plan, participants may defer from 1% to 15% of their pre-tax

                                   SFI CORP.

                         (IN 000'S, EXCEPT SHARE DATA)

(7) 401(k) PLAN (CONTINUED)
compensation. The Company matches 33% of an employee's contributions up to 6% of their compensation. The Company contributed $153 in matching contributions to the plan during 1995.

(8) DISTRIBUTIONS TO STOCKHOLDERS

    The distributions to stockholders amounted to $2,191 for the year ended December 31, 1995, of which approximately $1,550 were made for payment of taxes on income which flows through to the stockholders for income tax purposes in accordance with the Company's organization as an "S corporation" under the Internal Revenue Code.

(9) RELATED PARTY TRANSACTIONS

    The Company purchases business forms in the normal course of business from Hano Document Printers, Inc. (Hano), an affiliate of the Company through common ownership. These purchases totaled approximately $5,242 for the year ended December 31, 1995. At December 31, 1995, the net amounts due to Hano totaled $609.

    At December 31, 1995, the Company was also obligated in the amount of $11 to Minority Business Forms, Inc., an affiliate of the Company through common ownership.

    The Company leases certain office and warehouse facilities from an entity controlled by a majority stockholder and executive officer of the Company. This lease has been classified as an operating lease. Total rent expense associated with the lease for the year ended December 31, 1995 was $81.

(10) PURCHASE OF CUSTOMER LISTS

    During 1995, the Company acquired to customer lists, as well as certain other assets, from various entities in the forms printing and distribution industry. These acquisitions have been accounted for as purchases and, accordingly, the revenues derived from the assets acquired have been included in the accompanying statements of income since the dates of the acquisitions.

    The aggregate purchase price for the assets associated with the four acquisitions made in 1995 was approximately $487. Assets purchased include customer lists, supplies, inventory, fixed assets and certain prepaid items. In addition, the Company paid $108 for noncompete agreements which are being amortized using the straight-line method over five years. In conjunction with the acquisitions, the Company entered into various employment and consulting agreements with the former stockholders of the acquired entities, under which additional amounts will be paid based on future sales.

(11) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

    (a) CASH, TRADE ACCOUNTS RECEIVABLE, OTHER ACCOUNTS RECEIVABLE, INCOME TAXES PAYABLE, TRADE ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND DUE TO RELATED PARTIES

    The carrying amount approximates fair value because of the short maturity of these instruments.

    (b) LINE OF CREDIT FACILITY AND REVOLVING CREDIT FACILITY

    The carrying amounts of the Company's borrowings under its line of credit and its revolving credit facility approximate their fair value because the interest rates on these instruments have been recently

                                   SFI CORP.

                         (IN 000'S, EXCEPT SHARE DATA)

(11) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) renegotiated and vary both with changes in market interest rates and changes in the Company's operating performance (note 5).

    (c) LONG-TERM DEBT

    The carrying amount of the Company's long-term debt (including current portions thereof) is $768 at December 31, 1995, while the estimated fair value is $432. The fair value of the Company's long-term debt has been estimated by discounting the future cash flows of each instrument at the rate of interest paid on a recently negotiated borrowing with similar characteristics.

    (b) LIMITATIONS

    FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made at a specific point in time, based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(12) SUBSEQUENT EVENTS

    (a) RENEWAL OF LINE OF CREDIT FACILITY

    In August 1996, the Company obtained a commitment from its lender, subject to final documentation and certain terms and conditions, to renew its working capital line of credit and refinance its revolving credit facility. Under the terms of the amendment, the Company is permitted to borrow up to $12,000, $4,000 of which is payable upon demand of the lender. Of the remaining $8,000, $4,500 expires on May 31, 1997 and $3,500 expires on October 2, 1997. Borrowings will bear interest based upon a spread over LIBOR ranging from 1.25% to 2.85% depending upon the Company's operating performance. Substantially all other terms and conditions remain consistent with the existing agreement.

    (b) STOCK OPTION PLANS

    In connection with an anticipated initial public offering of common stock, the Company adopted the Long-Term Incentive Plan by which officers, employees and consultants of the Company will be eligible to receive options to purchase common stock. In May 1996, the Company granted options to employees to purchase an aggregate of 474,360 shares of common stock, exercisable at $7.75 per share. Options granted to employees may be issued as tax-benefited incentive stock options or a non-qualified stock options.

    In addition, the Company adopted the Director Stock Option Plan by which nonemployee directors of the Company are eligible to receive options as provided by a predetermined formula. Options granted under the Director Stock Option Plan are limited to nonqualified stock options.

    (c) STOCK SPLIT

    During 1996, the Company authorized a 78,400 for 1 stock split. All share data in these financial statements has been retroactively restated to reflect this stock split.

                                   SFI CORP.

                         (IN 000'S, EXCEPT SHARE DATA)

(12) SUBSEQUENT EVENTS (CONTINUED)
    (d) NONRECURRING EXPENSES

    The nonrecurring expenses for the nine months ended September 30, 1996 include a legal settlement and related fees associated with a dispute involving a competitor, costs incurred with an attempted acquisition and costs incurred in conjunction with a terminated initial public offering of common stock.

    (e) BUSINESS COMBINATION

    On October 2, 1996, the majority stockholder of the Company signed a letter of intent to exchange substantially all of the outstanding common stock of the Company for approximately 2,000,000 shares of common stock of a national office products supplier (the Transaction). It is anticipated that the Transaction, if consummated, will be accounted for as a pooling-of-interests in accordance with the provisions of Accounting Principles Board No. 16, BUSINESS COMBINATIONS. In addition, at the close of the Transaction, options exercisable into shares of the company's common stock discussed in note 12(b) will be converted into options exercisable into common stock of the issuer, with vesting and termination rights to be equivalent to those that were in existence under the Company's stock option plan. It is anticipated that the Transaction will close in December 1996, however, consummation is subject to the due diligence and certain other terms and conditions.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Hano Document Printers, Inc.:

    We have audited the accompanying balance sheet of Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hano Document Printers, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                          HANO DOCUMENT PRINTERS, INC.

                                 BALANCE SHEETS

                         (IN 000'S, EXCEPT SHARE DATA)

                                                                                      DECEMBER 31,  SEPTEMBER 30,
                                                                                          1995          1996
                                                                                      ------------  -------------
                                                                                                     (UNAUDITED)
                                             ASSETS (NOTES 4 AND 5)
Current assets:
  Cash..............................................................................   $        1            11
  Trade accounts receivable, less allowance for doubtful accounts of $111 in 1995
    and $105 in 1996................................................................        4,776         3,569
  Inventories (note 2)..............................................................        3,623         3,491
  Prepaid expenses..................................................................           57           113
  Due from affiliate (note 9).......................................................          609           831
                                                                                      ------------  -------------
      Total current assets..........................................................        9,066         8,015

  Property, plant and equipment, net (notes 3 and 6)................................        2,470         3,395
  Prepaid pension costs (note 7)....................................................          289           199
  Other assets, net.................................................................           62            44
                                                                                      ------------  -------------
      Total assets..................................................................   $   11,887        11,653
                                                                                      ------------  -------------
                                                                                      ------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft....................................................................   $      602           516
  Line of credit facility (note 5)..................................................        4,038         3,255
  Current installments of long-term debt (note 4)...................................          614           615
  Current installments of obligations under capital leases (note 6).................          166           104
  Trade accounts payable............................................................        1,671         1,820
  Accrued compensation and benefits.................................................          116           267
  Other accrued expenses............................................................          466           128
  Income taxes payable..............................................................       --                82
                                                                                      ------------  -------------
      Total current liabilities.....................................................        7,673         6,787

Long-term debt, excluding current installments (note 4).............................        2,011         1,736
Obligations under capital leases, excluding current installments (note 6)...........          670           608
                                                                                      ------------  -------------
      Total liabilities.............................................................       10,354         9,131
                                                                                      ------------  -------------
Stockholders' equity:
  Common stock, $0.10 par value, 5,000,000 shares authorized, 1,000,000 shares
    issued and outstanding (note 11)................................................       --            --
  Additional paid-in capital........................................................          100           100
  Retained earnings.................................................................        1,433         2,422
                                                                                      ------------  -------------
      Total stockholders' equity....................................................        1,533         2,522

Commitments, contingencies and subsequent events (notes 6, 9 and 11)................
                                                                                      ------------  -------------
      Total liabilities and stockholders' equity....................................   $   11,887        11,653
                                                                                      ------------  -------------
                                                                                      ------------  -------------

                See accompanying notes to financial statements.

                          HANO DOCUMENT PRINTERS, INC.

                              STATEMENTS OF INCOME

                                   (in 000's)

                                                                                                 NINE MONTHS ENDED
                                                                                   YEAR ENDED      SEPTEMBER 30,
                                                                                  DECEMBER 31,  --------------------
                                                                                      1995        1995       1996
                                                                                  ------------  ---------  ---------
                                                                                                    (UNAUDITED)
Net sales.......................................................................   $   31,299      23,314     24,487
Cost of goods sold..............................................................       26,236      19,518     19,924
                                                                                  ------------  ---------  ---------
      Gross profit..............................................................        5,063       3,796      4,563

Selling, general and administrative expenses....................................        3,395       2,648      2,471
Nonrecurring expenses (note 11).................................................       --          --            314
                                                                                  ------------  ---------  ---------
      Operating income..........................................................        1,668       1,148      1,778
                                                                                  ------------  ---------  ---------
Other income (expenses):
  Interest expense..............................................................         (738)       (568)      (459)
  Gain on sale of property and equipment........................................           47          48        467
                                                                                  ------------  ---------  ---------
                                                                                         (691)       (520)         8
                                                                                  ------------  ---------  ---------
      Income before state income taxes..........................................          977         628      1,786

State income tax expense........................................................           24          18        108
                                                                                  ------------  ---------  ---------
      Net income................................................................   $      953         610      1,678
                                                                                  ------------  ---------  ---------
                                                                                  ------------  ---------  ---------
Pro forma income data:
  Income before income taxes....................................................          977         628      1,786
  Pro forma provision for income taxes (unaudited)..............................          391         251        714
                                                                                  ------------  ---------  ---------
      Pro forma net income (unaudited)..........................................   $      586         377      1,072
                                                                                  ------------  ---------  ---------
                                                                                  ------------  ---------  ---------

                See accompanying notes to financial statements.

                          HANO DOCUMENT PRINTERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                         (IN 000'S, EXCEPT SHARE DATA)

                                                             COMMON STOCK         ADDITIONAL                     TOTAL
                                                        -----------------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                                          SHARES      AMOUNT        CAPITAL      EARNINGS       EQUITY
                                                        ----------  -----------  -------------  -----------  -------------
Balance at December 31, 1994..........................   1,000,000   $  --         $     100     $     951     $   1,051
Net income............................................      --          --            --               953           953
Distributions to stockholders (note 8)................      --          --            --              (471)         (471)
                                                        ----------       -----         -----    -----------       ------
Balance at December 31, 1995..........................   1,000,000      --               100         1,433         1,533
Net income (unaudited)................................      --          --            --             1,678         1,678
Distributions to stockholders (unaudited).............      --          --            --              (689)         (689)
                                                        ----------       -----         -----    -----------       ------
Balance at September 30, 1996 (unaudited).............   1,000,000   $  --         $     100     $   2,422     $   2,522
                                                        ----------       -----         -----    -----------       ------
                                                        ----------       -----         -----    -----------       ------

                See accompanying notes to financial statements.

                          HANO DOCUMENT PRINTERS, INC.

                            STATEMENTS OF CASH FLOWS

                                   (IN 000'S)

                                                                                                  NINE MONTHS ENDED
                                                                                    YEAR ENDED      SEPTEMBER 30,
                                                                                   DECEMBER 31,  --------------------
                                                                                       1995        1995       1996
                                                                                   ------------  ---------  ---------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................................................   $      953         610      1,678
                                                                                   ------------  ---------  ---------
  Adjustments to reconcile net income to net cash provided (used in) operating activities:
    Depreciation and amortization................................................          314         237        319
    Gain on sale of property, plant and equipment................................          (47)     --           (467)
    Changes in assets and liabilities increasing (decreasing) cash:
      Trade accounts receivable..................................................         (551)         35      1,207
      Inventories................................................................         (470)       (377)       132
      Prepaid expenses...........................................................           67          39        (56)
      Due from affiliate.........................................................         (184)        (66)      (222)
      Prepaid pension costs......................................................           37      --             90
      Trade accounts payable.....................................................         (623)     (1,057)       150
      Accrued expenses...........................................................           52         (81)      (187)
      Income taxes payable.......................................................           (5)         (5)        82
                                                                                   ------------  ---------  ---------
        Total adjustments........................................................       (1,410)     (1,275)    (1,048)
                                                                                   ------------  ---------  ---------
        Net cash provided by (used in) operating activities......................         (457)       (665)     2,726
                                                                                   ------------  ---------  ---------
Cash flows from investing activities:
  Acquisitions of property, plant and equipment..................................         (981)       (472)    (1,253)
  Proceeds from sale of property, plant and equipment............................           63      --            493
                                                                                   ------------  ---------  ---------
        Net cash used in investing activities....................................         (918)       (472)      (760)
                                                                                   ------------  ---------  ---------
Cash flows from financing activities:
  Increase (decrease) in bank overdraft..........................................           79         413        (86)
  Net borrowings (repayments) on line of credit facility.........................        1,309         661       (783)
  Payment of debt issuance costs.................................................          (69)        (69)    --
  Proceeds from issuance of long-term debt.......................................        2,905       2,800        168
  Principal payments on long-term debt...........................................       (2,234)     (2,084)      (443)
  Repayments of obligations under capital leases.................................         (157)       (116)      (123)
  Distributions to stockholders..................................................         (471)       (471)      (689)
                                                                                   ------------  ---------  ---------
        Net cash provided by (used in) financing activities......................        1,362       1,134     (1,956)
                                                                                   ------------  ---------  ---------
Net increase (decrease) in cash..................................................          (13)         (3)        10
Cash at beginning of period......................................................           14          14          1
                                                                                   ------------  ---------  ---------
Cash at end of period............................................................   $        1   $      11  $      11
                                                                                   ------------  ---------  ---------
                                                                                   ------------  ---------  ---------
Supplement disclosures of cash flow information:
  Cash paid during the period for:
    Interest.....................................................................   $      639   $     478  $     459
                                                                                   ------------  ---------  ---------
                                                                                   ------------  ---------  ---------
    State income taxes...........................................................   $        9   $      23  $      32
                                                                                   ------------  ---------  ---------
                                                                                   ------------  ---------  ---------

                See accompanying notes to financial statements.

                          HANO DOCUMENT PRINTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          (IN 000'S EXCEPT SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) NATURE OF BUSINESS

    Hano Document Printers, Inc. (the Company) is incorporated in the state of Virginia, and operates as a full service manufacturer and distributor of continuous and noncontinuous business forms. The Company maintains manufacturing facilities in Springfield, Massachusetts; Conyers, Georgia and Mt. Olive, Illinois. The Company markets its products principally in the New England, Midwestern and Southern regions of the United States. The Company's major customers, each contributing more than 5% of sales in 1995, include Aetna Life and Casualty, J. Harland Data Graphics, Data Manufacturing, Inc. and Executive Greetings.

(B) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Property, plant and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value of the asset at the inception of the lease. Depreciation and amortization is computed using the straight-line method over estimated useful lives of the respective assets. The Company uses the following periods for depreciating and amortizing property, plant and equipment:

Buildings.......................................................    30 years
Leasehold improvements..........................................    10 years
Machinery and equipment.........................................  5-10 years

(C) INVENTORIES

    Inventories consist of raw materials, work in process and finished goods. Inventories are stated at the lower of cost or market. The Company determines its inventory cost using the average cost method.

(D) OTHER ASSETS

    Other assets consist largely of deferred financing costs which are amortized on a straight-line basis over the life of the related loan which approximates the use of the effective interest method. Accumulated amortization on intangible assets amounted to $7 at December 31, 1995.

(E) INCOME TAXES

    The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under section 1372 of the Internal Revenue Code, which provides that, in lieu of corporate income tax, the stockholders are taxed on their proportionate share of the Company's taxable income. A similar election has not been made for certain state and local income taxes.

(F) REVENUE RECOGNITION

    Revenue is generally recognized as orders are shipped to customers. When customers, under the terms of specific orders, request that the Company invoice goods on a bill and hold basis, the Company recognizes revenue based on the date goods are produced and available for shipment. Inventory held by the Company for which title had passed to customers at December 31, 1995 amounted to approximately $300. This inventory has been fully insured by the Company.

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(G) COST OF SALES

    Vendor rebates and similar payments are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of sales. Delivery and warehousing costs are included as an increase to cost of sales.

(H) PRO FORMA NET INCOME (UNAUDITED)

    The pro forma information presented in the statements of income reflect the pro forma effects of income taxes at an effective rate of 40%, as if the Company had been a taxable entity in all tax jurisdictions.

(I) INTERIM FINANCIAL INFORMATION

    Interim financial information for the nine month periods ended September 30, 1995 and 1996 are unaudited. In the opinion of management, this information reflects all adjustments, consisting only of adjustments of a normal recurring nature, necessary for fair presentation of such financial statements. Financial results for interim periods are not necessarily indicative of results for a full year.

(J) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) INVENTORIES

    Inventories as of December 31, 1995 consisted of the following:

Raw materials.......................................................  $   1,473
Work in process.....................................................        310
Finished goods......................................................      1,840
                                                                      ---------
      Total inventories.............................................  $   3,623
                                                                      ---------
                                                                      ---------

    Work in process and finished goods inventories reflected above include manufacturing labor and overhead costs amounting to $789 at December 31, 1995.

    The Company has entered into a contract with one of its paper suppliers. Under the terms of the contract, the Company has agreed to purchase all of its carbonless paper through June 1998 at prevailing market prices. The contract provides rebates to the Company based on volume purchased.

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(3) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at December 31, 1995 is summarized as follows:

Land................................................................  $     144
Building............................................................        431
Machinery and equipment.............................................      2,317
Leasehold improvements..............................................        239
Construction in progress............................................        257
                                                                      ---------
      Total.........................................................      3,388

Accumulated depreciation and amortization...........................       (918)
                                                                      ---------
      Total property, plant and equipment, net......................  $   2,470
                                                                      ---------
                                                                      ---------

(4) LONG-TERM DEBT

    Long-term debt at December 31, 1995 consists of the following:

Prime plus 3/4% term loan payable in monthly installments of $47, plus interest, which averaged 9.50% in 1995; final payment due in
  May 2000; secured by substantially all assets.....................  $   2,520
Prime plus 3/4% term loan payable in monthly installments of $5 commencing July 1996 through June 2001, plus interest, which averaged 9.50% in 1995; represents the rollover of the equipment
  credit facility (note 5)..........................................        105
                                                                      ---------
      Total long-term debt..........................................      2,625

Less current installments...........................................        614
                                                                      ---------
      Long-term debt, excluding current installments................  $   2,011
                                                                      ---------
                                                                      ---------

    The aggregate maturities of long-term debt for fiscal years after December 31, 1995 are as follows: 1996, $614; 1997, $611; 1998, $560; 1999, $560; and
2000, $280.

(5) CREDIT AGREEMENT

    On May 30, 1995, the Company entered into a credit agreement with a commercial bank which provides for, among other things: (1) a revolving credit facility pursuant to which the Company is permitted to borrow and repay amounts based upon certain eligible assets, as defined in the agreement (the Borrowing
Base), up to a maximum available credit amount of $6,000, (2) an equipment credit facility with a maximum available credit amount of $600, and (3) a $2,800 term loan (note 4). The equipment credit facility and the term loan bear interest at either the bank's prime rate plus 3/4% or a variable spread over the London Interbank Offered Rate (LIBOR). Under the terms of the credit agreement, the Company is prohibited from electing the LIBOR pricing option on outstanding balances less than $100, and cannot have more than three LIBOR pricing options in effect at any one time with respect to indebtedness evidenced by the revolving credit facility or the equipment credit facility. The credit agreement is secured by substantially all assets of the Company.

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(5) CREDIT AGREEMENT (CONTINUED)
    Under the terms of the credit agreement, the outstanding balance against the revolving credit facility is payable to the bank on demand and bears interest at either the bank's prime rate plus 3/4% or a variable spread over the LIBOR rate. At December 31, 1995, the Company had an outstanding balance of $4,038 under the revolving credit facility. The weighted average interest rate on borrowings under the revolving credit facility throughout 1995 was approximately 10.30%.

    The equipment credit facility, which expired on June 1, 1996, had a provision allowing for the conversion, at the option of the Company, of all outstanding amounts to a term loan prior to its expiration. In accordance with the agreement, the Company converted the $272 in borrowings against the equipment credit facility on June 1, 1996 to a term loan due in 60 equal monthly installments, plus interest at the bank's prime rate plus 3/4%. As a result, the $105 in borrowings against the equipment credit facility at December 31, 1995 are included in the long-term debt schedule provided in note 4 based upon the maturity schedule of the subsequently issued term note.

    The credit agreement, among other things, requires the maintenance of certain specified financial ratios and restricts the amount of capital expenditures, additional indebtedness, and certain dividends paid. At December 31, 1995, the Company was not in compliance with the adjusted tangible net worth ratio debt covenant as specified in the credit agreement. On April 24, 1996, the bank agreed to waive their rights under the credit agreement as a result of the noncompliance.

    As of September 30, 1996, the Company was not in compliance with certain of its bank covenants under the agreement. However, it is anticipated that the amounts due under the agreement will be paid in full in conjunction with the closing of the business combination discussed in note 12.

    Prior to May 30, 1995, the Company maintained a credit arrangement with a commercial bank consisting of: (1) a revolving credit working capital facility pursuant to which Hano was permitted to borrow and repay amounts based upon certain eligible assets, as defined in the agreement, up to a maximum credit amount of $7,000 bearing interest at the bank's prime rate plus 1 3/4% and (2) a $2,100 term loan bearing interest at the bank's prime rate plus 1 3/4%. This credit arrangement was paid in full during 1995, and replaced with the credit agreement described above. As part of this transaction, the Company expensed a redemption premium of $90 paid to the bank.

(6) LEASES

    The Company is obligated under various capital leases for certain property, plant and equipment that expire at various dates throughout the next 11 years. At December 31, 1995, the gross amount of the

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(6) LEASES (CONTINUED)
property, plant and equipment and related accumulated amortization recorded under capital leases was as follows:

Land................................................................  $     144
Building............................................................        431
Machinery and equipment.............................................        237
                                                                      ---------
                                                                            812

Accumulated depreciation and amortization...........................       (179)
                                                                      ---------
                                                                      $     633
                                                                      ---------
                                                                      ---------

    The above schedule excludes certain machinery and equipment related to the Conyers, Georgia manufacturing facility lease described below. Based on the depreciation periods assigned to machinery and equipment by the Company, these assets are fully depreciated at December 31, 1995. Amortization expense of assets held under capital leases was $60 for the year ended December 31, 1995.

    The Company also has several noncancelable operating leases, primarily for office and warehouse space, manufacturing facilities, office equipment and automobiles that expire over the next five years. These leases generally contain renewal options for periods ranging from two to ten years and require the Company to pay all executory costs such as maintenance, property taxes and insurance. Rental expense, including executory costs, for operating leases during the year ended December 31, 1995 was $560.

    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1995 are as follows:

                                                                            CAPITAL    OPERATING
YEAR ENDING DECEMBER 31,                                                    LEASES      LEASES
-------------------------------------------------------------------------  ---------  -----------
1996.....................................................................  $     211         431
1997.....................................................................        112         404
1998.....................................................................         99         375
1999.....................................................................         95         370
2000.....................................................................         92         369
Thereafter...............................................................        430       1,466
                                                                           ---------  -----------
    Total minimum lease payments.........................................      1,039   $   3,415
                                                                                      -----------
                                                                                      -----------

Less amounts representing interest.......................................        203
                                                                           ---------
    Net present value of minimum capital lease payments..................        836

Less current installments of obligations under capital leases............        166
                                                                           ---------
Obligations under capital leases, excluding current installments.........  $     670
                                                                           ---------
                                                                           ---------

    Included in the above minimum lease payment schedule is a capital lease related to the Company's manufacturing facility located in Conyers, Georgia. In April 1981, the Development Authority of Rockdale

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(6) LEASES (CONTINUED)
County, Georgia (the Authority) sold a $3,000 Industrial Revenue Bond to BayBank Valley Trust Company (BayBank) for the benefit of Hano, the proceeds of which were expended for costs incurred in the construction and equipping of the Conyers, Georgia manufacturing facility.

    In accordance with the Bond Purchase Agreement, the Company entered into an agreement to lease the facility from the Authority. The lease agreement provides for monthly rentals in amounts sufficient to meet principal and interest payments due under the Agreement. Upon completion of all required lease payments, Hano has the option to purchase the facility for a nominal amount. The bond is collateralized by the lease agreement and land, building and machinery and equipment located at the facility.

    The Development Authority of Rockdale County, Georgia, First Mortgage Industrial Revenue Bond, Series 1981 is payable in monthly installments with interest at 60% of the prime rate. Interest has been imputed using 60% of the current prime rate, 8.50% at December 31, 1995, for purposes of calculating the minimum lease payments relating to the Conyers manufacturing facility lease. The provisions of the lease agreement require the maintenance of minimum working capital and certain other financial ratios.

(7) EMPLOYEE PENSION PLANS

    The Company has the following pension plans in effect for its employees:

(A) DEFINED BENEFIT PLAN

    The defined benefit plan covers substantially all union employees in the Springfield, Massachusetts plant. Employees who have completed one year of service and were hired prior to their 60th birthday are eligible for participation in the plan. The plan provides for a benefit of 1.1% of the earnings for each year worked for credited service after November 30, 1985 and 1.15% of the salary for each year before December 1, 1985, based on the salary as of July 1 each year. The Company makes contributions in amounts sufficient to fund the plan's current service cost on a current basis and to fund the initial past service costs over a period of 30 years. Assets of the plan consist primarily of unallocated insurance contracts.

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(7) EMPLOYEE PENSION PLANS (CONTINUED)
    The following table sets forth the defined benefit plan's funded status at December 31, 1995:

Actuarial present value of obligations:
  Accumulated benefit obligation including vested benefits of $628...  $    (646)
                                                                       ---------
                                                                       ---------
  Projected benefit obligation for service rendered to date..........  $    (817)
  Plan assets at fair value..........................................        937
                                                                       ---------
    Plan assets in excess of projected benefit obligation............        120
  Unrecognized net loss..............................................        307
  Prior service cost not yet recognized in net periodic pension
    costs............................................................         13
  Unrecognized net asset.............................................       (151)
                                                                       ---------
      Prepaid pension cost...........................................  $     289
                                                                       ---------
                                                                       ---------
Net periodic pension cost for 1995 included the following components:
  Service cost earned during the period..............................  $      48
  Interest cost on projected benefit obligation......................         60
  Actual return on plan assets.......................................        (43)
  Net amortization and deferral......................................        (28)
                                                                       ---------
      Net periodic pension cost......................................  $      37
                                                                       ---------
                                                                       ---------

    Assumptions used in determining the actuarial present value of the projected benefit obligation at December 31, 1995 were:

Weighted average discount rate.........................................        7.5%
Rates of increase in salary levels.....................................        3.5%
Expected long-term rate of return on assets............................        8.0%

(B) DEFINED CONTRIBUTION PLANS

    During 1994, the Company maintained two defined contribution plans that covered substantially all employees in the Mt. Olive, Illinois and Conyers, Georgia plants and established a salary reduction 401(k) plan that covered substantially all full time nonunion employees at the Springfield, Massachusetts plant. In 1995, the Company modified the salary reduction 401(k) plan to cover substantially all full time nonunion employees at the Springfield, Massachusetts and Mt. Olive, Illinois plants, and substantially all employees at the Conyers, Georgia plant. The Company terminated the defined contribution plan at the Conyers, Georgia plant, and suspended contributions to the defined contribution plan at the Mt. Olive, Illinois plant for all full time nonunion employees.

    The Company continues to maintain a defined contribution plan at the Mt. Olive, Illinois plant which covers substantially all full time union employees, and contributes 4% of the employees gross pay to a separate trust established for each employee which is invested according to the employee's designation by the plan administrator. Total contributions relating to the defined contribution plans were $90 for the year ended December 31, 1995.

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(8) DISTRIBUTIONS TO STOCKHOLDERS

    Distributions to stockholders amounted to $471 for the year ended December 31, 1995, and were made for the payment of taxes on income which flows through to the stockholders for income tax purposes in accordance with the Company's organization as an "S corporation" under the Internal Revenue Code.

(9) RELATED PARTY TRANSACTIONS

    The Company sells business forms in the normal course of business to SFI Corp., an affiliate of the Company through common ownership. Sales to SFI Corp. for the year ended December 31, 1995 approximated $5,242. The balance due from SFI amounted to $609 at December 31, 1995.

    The Company leases its facilities in Springfield and Mt. Olive from a realty company affiliated through common ownership. These leases include land and buildings, and have remaining terms of nine years. Rental payments under these leases are adjusted to reflect changes in the consumer price index. The leases currently provide for aggregate annual rental payments of $366 which are included in the future minimum lease payments in note 6. The aggregate rental expense, including executory costs, on these leases amounted to $439 for the year ended December 31, 1995, and is included in selling, general and administrative expenses in the accompanying statement of income.

(10) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following summarizes disclosure regarding the estimated fair value of the Company's financial instruments at December 31, 1995.

(A) CASH, DUE FROM AFFILIATE, TRADE ACCOUNTS RECEIVABLE, TRADE ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    The carrying amount approximates fair value because of the short maturity of these instruments.

(B) BANK LINE OF CREDIT AND LONG-TERM DEBT

    The carrying amounts of the Company's borrowings approximate their fair value because the interest rates on these instruments were recently renegotiated.

(C) LIMITATIONS

    FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(11) SUBSEQUENT EVENTS

(A) RELATED PARTY TRANSACTION

    On March 31, 1996, the Company terminated the employment of its President. In accordance with the terms of the severance agreement, severance pay of approximately $125 was accrued and a portion of the

                          HANO DOCUMENT PRINTERS, INC.

                          (IN 000'S EXCEPT SHARE DATA)

(11) SUBSEQUENT EVENTS (CONTINUED)
employee's ownership interest in the Company, representing 10% of the outstanding stock, was repurchased by the Company's Chairman and CEO at its book value effective December 31, 1995. The employee will retain the remaining portion of his ownership interest, approximately 5% of the Company's outstanding common stock. If a public stock offering is not completed within two years, the Company's majority stockholder has the right to repurchase the employee's remaining stock for $93.

(B) STOCK OPTION PLANS

    In connection with an anticipated initial public offering of common stock, the Company adopted the Long-Term Incentive Plan by which officers, employees and consultants of the Company will be eligible to receive options to purchase common stock. In May 1996, the Company granted options to employees to purchase an aggregate of 80,400 shares of common stock, exerciseable at $7.75 per share. Options granted to employees may be issued as tax-benefited incentive stock options or non-qualified stock options.

    In addition, the Company adopted the Director Stock Option Plan by which nonemployee directors of the Company are eligible to receive options as provided by a predetermined formula. Options granted under the Director Stock Option Plan are limited to nonqualified stock options.

(C) STOCK SPLIT

    During 1996, the Company authorized a 1,000 for 1 stock split. All share data in these financial statements has been retroactively restated to reflect this stock split.

(D) NONRECURRING EXPENSES

    The nonrecurring expenses for the nine months ended September 30, 1996 include severance accrued upon the termination of the Company's president as discussed in note 12(a), costs incurred with an attempted acquisition and costs incurred with a terminated initial public stock offering.

(E) BUSINESS COMBINATION

    On October 2, 1996, the majority stockholder of the Company signed a letter of intent to exchange substantially all of the outstanding common stock of the Company for approximately 500,000 shares of common stock of a national office products supplier (the Transaction). It is anticipated that the Transaction, if consummated, will be accounted for as a pooling-of-interests in accordance with the provisions of Accounting Principles Board No. 16, BUSINESS COMBINATIONS. In addition, at the close of the Transaction, options exerciseable into shares of the Company's common stock discussed in note 11(b) will be converted into options exerciseable into common stock of the issuer, with vesting and termination rights to be equivalent to those that were in existence under the Company's stock option plans. It is anticipated that the Transaction will close in December 1996, however, consummation is subject to due diligence and certain other terms and conditions.

(F) LOSS OF SIGNIFICANT CUSTOMER

    In October 1996, the Company was informed by J. Harland Data Graphics (Harland) that in conjunction with a change in management, Harland plans to terminate its customer relationship with the Company. Sales to Harland were approximately $4 million for the year ended December 31, 1995 and $4.6 million for the nine months ended September 30, 1996.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U.S. OFFICE PRODUCTS COMPANY

                                By:             /s/ MARK D. DIRECTOR
                                     -----------------------------------------
                                                  Mark D. Director
                                         EXECUTIVE VICE PRESIDENT, GENERAL
Dated: January 29, 1997                        COUNSEL AND SECRETARY

                                 EXHIBIT INDEX

  EXHIBIT                     DESCRIPTION
-----------  ---------------------------------------------
 23.1.....   Consent of Price Waterhouse LLP
 23.2.....   Consent of Deloitte Touche Tohmatsu
 23.3.....   Consent of KPMG Peat Marwick LLP